Exhibit 10.1.2


                   EASYRIDERS FRANCHISING, INC.

                       FRANCHISE AGREEMENT



                  Exhibit B to Offering Circular





             THIS CONTRACT IS SUBJECT TO ARBITRATION
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                        TABLE OF CONTENTS

Paragraph                                        Page
----------                                       -----

     I.     Appointment and Franchise Fee..............2
    II.     Term and Renewal...........................4
   III.     Business Location..........................5
    IV.     Training and Assistance....................8
     V.     Proprietary Marks..........................9
    VI.     Confidential Operations Manual............10
   VII.     Confidential Information..................11
  VIII.     Modification of the System................12
    IX.     Advertising...............................12
     X.     Continuing Services and Royalty Fee.......15
    XI.     Accounting and Records....................16
   XII.     Standards of Quality and Performance......17
  XIII.     Franchisor's Operations Assistance........20
   XIV.     Insurance.................................22
    XV.     Covenants.................................24
   XVI.     Default and Termination...................26
  XVII.     Rights and Duties of Parties Upon
               Expiration or Termination..............28
 XVIII.     Transferability of Interest...............30
   XIX.     Death or Incapacity of Franchisee.........34
    XX.     Right of First Refusal....................35
   XXI.     Operation in the Event of Absence,
               Disability or Death....................35
  XXII.     Independent Contractor And
               Indemnification........................36
 XXIII.     Non-Waiver................................36
  XXIV.     Notice....................................37
   XXV.     Cost of Enforcement or Defense............37
  XXVI.     Entire Agreement..........................38
 XXVII.     Severability and Construction.............38
XXVIII.     Applicable Law............................39
  XXIX.     Arbitration...............................39
   XXX.     "Franchisee" Defined and Guaranty.........40
  XXXI.     Force Majeure.............................40
 XXXII.     Caveat....................................40
XXXIII.     Acknowledgments...........................41

Exhibits
--------
     A.     Guaranty and Assumption of Obligations
     B.     Refunds and Cancellation
     C.     Map of Designated Area
     D.     Conversion Franchise Agreement

                   EASYRIDERS FRANCHISING, INC.
                       FRANCHISE AGREEMENT

     This Franchise Agreement ("this Agreement"), made by and between EASYRIDERS FRANCHISING, INC., a corporation formed and operating under the laws of California and having its principal place of business at 5055 Chesebro Road, Agoura Hills, California, 91301 ("Franchisor"), and New Riders, Inc., a California Corporation, 105 W. Dakota Street, Suite 108, Clovis, CA,93612 (Franchisee").

                            WITNESSETH

     WHEREAS, Franchisor, and its affiliates, over a period of time and as the result of the expenditure of time, skill, effort and money, (a) has developed and owns a unique system ("System"), identified by the mark "EASYRIDERS", relating to the establishment, development and operation of businesses for the retail sale of motorcycle paraphernalia such as shirts, jackets, belts, posters and related items and the sale of parts and related hard goods and related services; (b) and has developed a line of motorcycle related goods and other merchandise and products bearing the Marks ("Trademarked Product Lines"), all of which may be changed from time to time; and (c) has developed certain specifications and standards, marketing and advertising techniques for such products and merchandise, all of which may be changed, improved or further developed by Franchisor from time to time; and

     WHEREAS, the distinguishing characteristics of the System include, without limitation, exterior and interior design, decor, and layout standards, exclusively designed signage, furnishings and materials; specialized retail business operating procedures and methods; unique techniques and methods for merchandising activities; the EASYRIDERS Confidential Operations Manual; procedures and techniques relating to the marketing of the Trademarked Product Lines the Proprietary Software Package (if developed); distinct procedures for purchasing inventory and merchandise; other confidential operations procedures; and methods and techniques for inventory and cost controls, record keeping and reporting, personnel management, purchasing, sales promotion, marketing and advertising; all of which may be changed, improved and further developed by Franchisor from time to time; and

     WHEREAS, Franchisor's affiliate, Paisano Publications, Inc., is the owner of the right, title and interest together with all the goodwill connected thereto in and to the trade name, trademarks and service marks "EASYRIDERS", "EASYRIDERS, plus the design", associated logos and commercial symbols and such other trade names, trademarks and service marks as are now designated (and may hereinafter be designated by Franchisor) as an integral part of the System ("Mark(s)") and has licensed to Franchisor the rights to use the Marks and sublicense the Marks to franchisees;

     WHEREAS, Franchisor grants to qualified persons franchises to own and operate EASYRIDERS business selling and distributing motorcycle paraphernalia and hard goods, some of which will bear the Marks, and related merchandise and products and providing services authorized and approved by Franchisor and utilizing the System and Marks. Franchisee desires to operate a EASYRIDERS business under the System and using the Marks and has applied for a franchise and such application has been approved by Franchisor in reliance upon all of the representations made therein; and

     WHEREAS, Franchisee understands and acknowledges the importance of Franchisor's high and uniform standards of quality, operations, and service and the necessity of operating the EASYRIDERS retail business in strict conformity with Franchisor's standards and specifications; and

     WHEREAS, Franchisor expressly disclaims the making of and Franchisee acknowledges that it has not received nor relied upon any warranty or guaranty, express or implied, as to the revenues, profits or success of the business venture contemplated by this Agreement. Franchisee acknowledges that it has read this Agreement and Franchisor's Uniform Franchise offering Circular and that it has no knowledge of any representations by Franchisor, or its officers, directors, shareholders, employees or agents that are contrary to the statements made in Franchisor's Uniform Franchise Offering Circular or to the terms herein.

     NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other set forth in this Agreement hereby agree as follows:

I.     APPOINTMENT AND FRANCHISE FEE

     A. Franchisor hereby grants to Franchisee, upon the terms and conditions herein contained, the right, license and privilege to use the Marks, and Franchisee undertakes the obligation to operate a EASYRIDERS retail business for the sale and distribution of a wide assortment of motorcycle paraphernalia and hard goods, some of which will bear the Marks, and related merchandise and products ("Franchised Business") and to use safely in connection therewith the System, as it may be changed, improved and further developed from time to time, at one location only, such location to be:

         1) Horry County, South Carolina, street address to be determined
_________________________________________________________________________
_______________________________________________________________________ or;
          2) At a location to be designated, as provided in Paragraph III
hereof within the following area:   N/A ____________________________________
_____________________________________________________________________________
Provided, however, that when a location has been designated and approved by the parties, said location shall become Paragraph I.A.1., as if originally incorporated therein. Franchisee shall not relocate the Franchised Business without the prior written approval of Franchisor.

     B. Franchisee receives an exclusive territory and such territories will vary in size and dimensions. Franchisor shall not grant to itself or another person a EASYRIDERS franchise within such exclusive territory. The determination of the exclusive territory shall be made and agreed upon between Franchisor and Franchisee. The exclusive territory so selected is described in writing below and in a map attached hereto as Exhibit C and hereby made a part of this Agreement. Franchisee may relocate its business within the same general vicinity, while remaining in the aforesaid territory, only with the prior written approval of Franchisor and subject to the rights of other franchisees.

     C. Franchisor will not, so long as this Agreement is in force and effect and Franchisee is not in material default under any of the terms hereof, enfranchise or operate any other EASYRIDERS business within the following area: Horry County, South Carolina _______________________________
_____________________________________________________________________________
___________________________________________________("Designated Area").

     D. Franchisor has the right, in its sole discretion, to grant such other franchises outside of the Designated Area as Franchisor, in its sole and exclusive discretion, deems appropriate. Further, both within and outside of the Designated Area, Franchisee acknowledges that Franchisor may hereafter and that Franchisor's affiliates have and will continue to hereafter advertise, promote, offer and sell at wholesale or retail and authorize others the right to offer and sell (in various ways including mail order catalog sales, magazine and other media advertising and promotions through company owned stores, licensed Full-line Dealers, mobile retail showrooms at various public events, and through other motorcycle-related vendors or any other species of wholesale or retail vendor whatsoever), the products which may comprise or may in the future comprise a part of the System. Those products and services which comprise a part of the EASYRIDERS System are delineated and set forth in detail in the EASYRIDERS Confidential Operations Manual ("Confidential Operations Manual"), which Confidential Operations Manual may be amended from time to time to reflect additions to, deletions from and modifications to the specifications of those services and products which comprise a part of the System.

     E. In consideration of the franchise granted herein, Franchisee shall pay to Franchisor an initial franchise fee ("Franchise Fee") of FIVE THOUSAND Dollars ($5,000.00). The initial franchise fee is waived for "Full-line Dealer" licensees of Franchisor or its affiliate who elect to become a Franchised Business by executing a Franchise Agreement within thirty (30) days of the applicable effective date. Said fee shall be deemed fully earned and non-refundable upon execution of this Agreement as consideration for expenses incurred by Franchisor in furnishing assistance and services to Franchisee and for Franchisor's lost or deferred opportunity to franchise others, except as may be specifically provided in this Agreement, Exhibit B, or any other Exhibit attached hereto.

     F. Franchisee acknowledges that because complete and detailed uniformity under many varying conditions may not be possible or practical, Franchisor specifically reserves the right and privilege, at its sole discretion and as it may deem in the best interests of all concerned in any specific instance, to vary standards for any System franchisee based upon the peculiarities of the particular site or circumstance, density of population, business potential, population of trade area, existing business practices or any other condition which Franchisor deems to be of importance to the successful operation of such franchisee's business. Franchisee shall not be entitled to require Franchisor to disclose or grant to franchisee a like or similar variation hereunder.

II.     TERM AND RENEWAL

     A. This Agreement shall be effective and binding from the date of its execution for an initial term equal to five (5) years commencing on the date of execution of this Agreement.

     B. Franchisee shall have the right to renew this franchise before the expiration of the initial term of the Franchise for three (3) additional successive terms of five (5) years each, providing all of the conditions hereinafter set forth have been fulfilled:

          1. Franchisee has, during the entire term of this Agreement, complied with all its provisions;

          2. Franchisee maintains possession of the premises of the Franchised Business ("Franchised Premises") and by the expiration date of this Agreement has brought the Franchised Business into full compliance with the specifications and standards then applicable for new or renewing EASYRIDERS businesses and presents evidence satisfactory to Franchisor that it has the right to remain in possession of the Franchised Premises for the duration of any renewal term; or, in the event Franchisee is unable to maintain possession of the premises, or if in the judgment of Franchisor, the Franchised Business should be relocated, Franchisee secures substitute premises approved by Franchisor and has furnished, stocked and equipped such premises to bring the Franchised Business at its substitute premises into full compliance with the then-current specifications and standards by the expiration date of this Agreement;

          3. Franchisee has given notice of renewal to Franchisor as provided below;

          4. Franchisee has satisfied all monetary obligations owed by Franchisee to Franchisee's suppliers, Franchisor and its affiliates, if any, and has timely met these obligations throughout the term of this Agreement;

          5. Franchisee has executed upon renewal Franchisor's then-current form of Franchise Agreement (with appropriate modifications to reflect the fact that the agreement relates to the grant of a renewal Franchise), which agreement shall supersede in all respects this Agreement, and the terms of which may differ from the terms of this Agreement, including, without limitation, a different percentage Continuing Services and Royalty Fee, advertising contribution and/or a different territory; provided, however, Franchisee shall not be required to pay the then-current initial franchise fee or its equivalent;

          6. Franchisee has complied with Franchisor's then-current qualification and training requirements; and

          7. Franchisee has executed a general release, in a form prescribed by Franchisor, of any and all claims against Franchisor and its affiliates, and their respective officers, directors, agents and employees.

     C. f Franchisee desires to renew this franchise at the expiration of this Agreement or any renewal period, Franchisee shall give Franchisor written notice of its desire to renew at least twelve (12) months, but not more than eighteen (18) months, prior to the expiration of the initial term of this Agreement. Within sixty (6O) days after its receipt of such timely notice, Franchisor shall furnish Franchisee with written notice of: (i) reasons which could cause Franchisor not to grant a renewal to Franchisee, including any deficiencies which require correction and a schedule for correction thereof by Franchisee; and (ii) Franchisor's then-current requirements relating to the image, appearance, decoration, furnishing, equipping and stocking of EASYRIDERS businesses, and a schedule for effecting such upgrading or modifications in order to bring the Franchised Business in compliance therewith, as a condition of renewal. Renewal of the franchise shall be conditioned upon Franchisee's compliance with such requirements and continued compliance with all the terms and conditions of this Agreement up to the date of termination of the initial term, provided, however, that in the event Franchisee is curing any deficiencies as required by Franchisor, the term of this Agreement shall be extended for a period of time equal to the number of days required to cure such deficiency.

     D. Franchisor shall give Franchisee written notice of its election to renew or not renew the franchise six (6) months prior to the expiration of the initial term of this Agreement.


III.     BUSINESS LOCATION

     A. Franchisee may operate the Franchised Business only at the location specified in Paragraph I hereof. If the lease for the site of the Franchised Business expires or terminates without fault of Franchisee, or if the site is destroyed, condemned or otherwise rendered unusable, as otherwise may be agreed upon in writing by Franchisor and Franchisee, Franchisor will grant permission for relocation of the Franchised Business at a location and site acceptable to Franchisor. Any such relocation shall be at Franchisee's sole expense and Franchisor shall have the right to charge Franchisee for any costs incurred by Franchisor, and a reasonable fee for its services, in connection with any such relocation of the Franchised Business.

     B. Franchisee will be responsible for purchasing or leasing a suitable site for the Franchised Business. Prior to the acquisition by lease or purchase of any site for the Franchised Premises, Franchisee shall submit a description of the proposed site to Franchisor, together with a letter of intent or other evidence satisfactory to Franchisor which confirms Franchisee's favorable prospects for obtaining the proposed site. Franchisor shall provide Franchisee written notice of approval or disapproval of the proposed site within thirty (30) days after receiving Franchisee's written proposal.

     C. After receiving Franchisor's written approval of the location of the Franchised Business as provided in Paragraph III.B. hereof, Franchisee shall execute a lease (if the premises are to be leased) or a binding agreement to purchase the site, the terms of which have been previously approved by Franchisor. Franchisor's approval of the lease shall be conditioned upon inclusion in the lease of terms acceptable to Franchisor and, at Franchisor's option, the lease shall contain such provisions as Franchisor may reasonably require, including, but not limited to:

           1. A provision reserving to Franchisor the right, at Franchisor's election, to receive an assignment of the leasehold interest upon termination or expiration of the franchise grant;

           2. A provision which expressly permits the lessor of the premises to provide Franchisor all sales and other information it may have related to the operation of the Franchised Business, as Franchisor may request;

           3. A provision which requires the lessor concurrently to provide Franchisor with a copy of any written notice of deficiency under the lease sent to Franchisee and which grants to Franchisor, in its sole discretion and sole option, the right (but not the obligation) to cure any deficiency under the lease should Franchisee fail to do so within fifteen (15) days after the expiration of the period in which Franchisee may cure the default;

           4. A provision which evidences the right of Franchisee to display the Marks in accordance with the specifications required by the Confidential Operations Manual, subject only to the provisions of applicable law;

           5. A provision that the premises shall be used only for the operation of the Franchised Business;

           6. A provision which expressly states that any default under the lease shall constitute a default under this Agreement; and

           7. A provision which states that upon default of this Agreement and in accordance with this Agreement, Franchisor may, in its sole discretion, take possession of the Franchised Premises and operate the Franchised Business.

     D. If the location is not designated above, Franchisor shall use reasonable efforts to help analyze Franchisee's market area, to help determine site feasibility, and to assist in the designation of the location, which must be approved by Franchisor; provided however, that Franchisor will not conduct site selection activities on Franchisee's behalf. While Franchisor shall utilize its experience and expertise in a designation of location, nothing contained herein shall be interpreted as a guarantee of success for said location nor shall any site recommendation or approval made by Franchisor be deemed a representation that any particular site is available for use as a EASYRIDERS business. It shall be the sole responsibility of Franchisee to undertake site selection activities and otherwise secure premises for Franchisee's Franchised Business.

     E. In the event no acceptable site is found and approved by the parties within ninety (90) days from the date of this Agreement, then and in that event, upon written application from either party, this contract shall be terminated and deposits received by Franchisor shall be resumed to Franchisee. Provided, however, that in the event Franchisor has within the aforesaid time submitted in writing to Franchisee two (2) or more sites which are acceptable to Franchisor, and Franchisee has refused to accept same, then Franchisee, upon termination, shall forfeit to Franchisor the sum of FOUR THOUSAND Dollars ($4,000.00) as liquidated damages in payment for Franchisor's expenses in its site evaluation and selection activities. Franchisee and Franchisor agree that the amount set forth to wit, TWO THOUSAND FIVE HUNDRED Dollars ($2,500.00) as liquidated damages is a reasonable amount and that due to the nature of the subject matter, it will be impossible to ascertain the exact amount of damages sustained by the recipient therefore.

     F. Franchisor shall require Franchisee to provide all of the following to Franchisor, promptly upon obtaining possession of the site for the Franchised Business: (i) cause to be prepared and submit for approval by Franchisor a site survey and any modifications to Franchisor's basic architectural requirements and specifications (not for construction) for a EASYRIDERS business (including requirements for dimensions, exterior design, materials, and work area design and layout, equipment, fixtures, furniture, signs and decorating) required for the development of a EASYRIDERS business at the site leased or purchased therefor, provided that Franchisee may modify Franchisor's basic plans and specifications only to the extent required to comply with all applicable ordinances, building codes and permit requirements and with prior notification to and approval by Franchisor; (ii) obtain all required zoning changes; all required building, utility, health, sanitation, and sign permits and licenses and any other required permits and licenses;
(iii) purchase or lease equipment, fixtures, furniture and signs as provided herein; (iv) complete the construction and/or remodeling, equipment, fixture, furniture and sign installation and decorating of the Franchised Business in full and strict compliance with plans and specifications therefor approved by Franchisor and all applicable ordinances, building codes and permit requirements; (v) obtain all customary contractors' sworn statements and partial and final waivers of lien for construction, remodeling, decorating and installation services; and (vi) otherwise complete development of and have the Franchised Business ready to open and commence the conduct of its business in accordance with Paragraph XII. hereof.

     G. Franchisee shall be required to periodically make reasonable capital expenditures to remodel, modernize and redecorate the Franchised Premises so that the Franchised Business will reflect the then-image intended to be portrayed by EASYRIDERS business. All remodeling, modernization, or redecoration of the Franchised Business and its premises must be done in accordance with the standards and specifications as prescribed by Franchisor from time to time and with the prior written approval of Franchisor. All replacements must conform to Franchisor's then-current quality standards and specifications and must be approved by Franchisor in writing. Franchisee shall not be required to remodel, modernize and redecorate the Franchised Business and its premises more than once during the initial term of this Agreement requiring expenditures in excess of TWELVE THOUSAND FIVE HUNDRED Dollars ($12,500.00); however, maintenance of the Franchised Premises may exceed this amount, and maintenance costs may not be credited to remodeling, modernization, or redecoration expenditures. If the lease for the Franchised Premises requires expenditures for remodeling, modernization and redecoration, such an amount shall be credited to amounts required by Franchisor.

IV.     TRAINING AND ASSISTANCE

     Franchisor shall make training available to Franchisee or its designated manager and Franchisee or its designated manager must successfully complete the following training programs.

     A. Prior to opening for business, Franchisor will provide to Franchisee and Franchisee's designated manager a training and familiarization course of approximately one (1) to two (2) weeks in duration to be conducted at an operating EASYRIDERS retail store or at such other place as Franchisor shall designate. Said training program shall cover various aspects of the operation of a EASYRIDERS franchise.

     B. Franchisor will provide a second phase of training to Franchisee and Franchisee's designated manager at Franchisor designated business location. This hands on training program will be provided prior to Franchisee's commencement of operations.

     C. Around the commencement of operations of the Franchised Business, additional assistance in opening the Franchised Business will be made available to Franchisee through a third party at cost and at Franchisee's expense. Franchisor, in its discretion, may require such third party assistance if Franchisor feels it is necessary and appropriate, based on Franchisee's performance in training.

     D. If Franchisor determines, in its sole discretion, that Franchisee is unable to satisfactorily complete the training programs, Franchisor shall have the right to terminate this Agreement in the manner herein provided. If this Agreement is terminated pursuant to this Paragraph, Franchisor shall return to Franchisee the franchise fee paid by Franchisee less an amount, not to exceed THREE THOUSAND Dollars ($3,000.00) to compensate Franchisor for work performed and expenses incurred in connection with said training. Upon return of said amount, Franchisor shall be fully and forever released from any claims or causes of action Franchisee may have under or pursuant to this Agreement and Franchisee shall have no further right, title or interest in the Marks and the System and any such rights shall automatically revert to Franchisor.

     E. If Franchisee designates new or additional managers after the initial training program, Franchisor shall provide training to such managers to the extent that Franchisor can reasonably accommodate such managers in Franchisor's regularly scheduled training courses. Franchisor shall provide such training to up to two managers a year for no tuition, additional managers will be trained at the then-current published rates. Franchisee shall be responsible for any travel, accommodation or salary expense associated with training. In no event will Franchisor be under any obligation to provide individual training to Franchisee's managers.

     F. Franchisor from time to time may provide and may require that previously-trained and experienced franchisees or their managers or employees attend and successfully complete refresher training programs or seminars to be conducted within Franchisor's Metropolitan Statistical Area ("MSA") as that term is defined by the United States Census Bureau, at such location as may be designated by Franchisor. Attendance at such refresher training programs or seminars shall be at Franchisee's sole expense; provided, however, that attendance will not be required at more than one (1) such program in any calendar year and shall not exceed five (5) business days in duration.

     G. All expenses incurred by Franchisee and its employees in attending training programs, including, without limitation, travel costs, room and board expenses, and employees salaries shall be the sole responsibility of Franchisee.

V.     PROPRIETARY MARKS

     A. Franchisee acknowledges that Franchisor's affiliate is the owner of all right, title and interest together with all the goodwill of the Marks and that Franchisee's right to use the Marks is derived solely from this Agreement and is limited to the conduct of business by Franchisee pursuant to and in compliance with this Agreement and all applicable standards, specifications, and operating procedures prescribed by Franchisor from time to time during the term of the franchise. Any unauthorized use of the Marks by Franchisee is a breach of this Agreement and an infringement of the rights of Franchisor and its affiliate in and to the Marks. Franchisee acknowledges that all usage of the Marks by Franchisee and any goodwill established by Franchisee's use of the Marks shall inure to the exclusive benefit of Franchisor and its affiliate and that this Agreement does not confer any goodwill or other interests in the Marks upon Franchisee and its affiliate. Franchisee shall not, at any time during the term of this Agreement or after its termination or expiration, contest the validity or ownership of any of the Marks or assist any other person in contesting the validity or ownership of any of the Marks. All provisions of this Agreement applicable to the Marks apply to any additional trademarks, service marks, and commercial symbols authorized for use by and licensed to Franchisee by Franchisor after the date of this Agreement.

      B. Franchisee shall not use any Mark or portion of any of the Marks as part of any corporate or trade name, or with any prefix, suffix, or other modifying words, terms, designs, or symbols, or in any modified form. Franchisee shall not use any Marks in connection with the sale of any unauthorized product or service or in any other manner not expressly authorized in writing by Franchisor. Franchisee shall properly attribute ownership of the Marks to Franchisor's affiliate and shall give such notices of trademark and service mark registrations as Franchisor specifies and obtain such fictitious or assumed name registrations as may be required under applicable law.

     C. Franchisee shall promptly notify Franchisor of any potential or actual claim, demand, or cause of action known by Franchisee or which Franchisee reasonably suspects or believes may exist, based upon or arising from any attempt by any other person, firm or corporation to use the Marks or any colorable imitation thereof. Franchisee shall also notify Franchisor of any action, claim or demand against Franchisee relating to the Marks within ten (10) days after Franchisee receives notice of said action, claim or demand. Upon receipt of timely notice of an action, claim or demand against Franchisee relating to the Marks, Franchisor and/or its affiliate shall have the sole right to determine all matters and issues relating to the defense of said action. Franchisor and/or its affiliate shall have the exclusive right to challenge, oppose, contest or bring legal action against any third party regarding the third party's use of any of the Marks and shall exercise such right in its sole discretion. In any defense or prosecution of any litigation relating to the Marks or components of the System undertaken by Franchisor and/or its affiliate, Franchisee shall cooperate with Franchisor and/or its affiliate and execute any and all documents and take all actions as may be desirable or necessary in the opinion of Franchisor's and/or its affiliate's counsel, to protect the Marks and to defend or prosecute any litigation relating to the Marks or components of the System. Both parties will make every effort consistent with the foregoing to protect, maintain, and promote the Marks as identifying the System and only the System. FRANCHISOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE USE, EXCLUSIVE OWNERSHIP, VALIDITY OR ENFORCEABILITY OF THE MARKS.

     D. If it becomes advisable at any time in Franchisor's sole discretion, for Franchisor and/or Franchisee to modify or discontinue use of any of the Marks, and/or use one (1) or more additional or substitute trade names, trademarks, service marks, or other commercial symbols, Franchisee shall comply with Franchisor's directions within a reasonable time after notice to Franchisee by Franchisor, and Franchisor shall have no liability or obligation whatsoever with respect to Franchisee's modification or discontinuance of any Mark.

     E. In order to preserve the validity and integrity of the Marks and copyrighted materials franchised herein and to assure that Franchisee is properly employing the same in the operation of its Franchised Business, Franchisor or its agents shall have the right to enter and inspect Franchisee's premises (with or without prior notice) during normal business hours and, additionally, shall have the right to observe the manner in which Franchisee is conducting its operations, to confer with Franchisee's employees and customers, and to select and inspect Franchisee's merchandise to make certain that such merchandise is satisfactory and meets the quality control provisions and performance standards established by Franchisor.

VI.     CONFIDENTIAL OPERATIONS MANUAL

     A. Franchisor will loan to Franchisee during the term of the franchise one (1) or more copies of a Confidential Operations Manual containing reasonable, mandatory and suggested specifications, standards, operating procedures and rules prescribed from time to time by Franchisor for EASYRIDERS businesses and information relative to other obligations of Franchisee hereunder and the operation of its Franchised Business. Franchisor shall have the right to add to and otherwise modify the Confidential Operations Manual from time to time to reflect changes in the specifications, standards, operating procedures and rules by Franchisor for EASYRIDERS businesses, provided that no such addition or modification shall alter Franchisee's fundamental status and rights under this Agreement.

     B. The Confidential Operations Manual shall at all times remain the sole property of Franchisor and shall promptly be returned upon the expiration or other termination of this Agreement. Franchisee shall not to make any disclosure, duplication or other unauthorized use of any portion of the Confidential Operations Manual.

     C. The Confidential Operations Manual contains proprietary information of Franchisor and shall be kept confidential by Franchisee both during the term of the franchise and subsequent to the expiration or termination of the franchise. Franchisee shall at all times insure that its copy of the Confidential Operations Manual is available at the Franchised Business premises in a current and up-to-date manner. At all times that the Confidential Operations Manual is not in use by authorized personnel, Franchisee shall maintain the Confidential Operations Manual in a locked receptacle at the Franchised Premises, and shall only grant authorized personnel, as defined in the Confidential Operations Manual, access to the key or lock combination of such receptacle. In the event of any dispute as to the contents of the Confidential Operations Manual, the terms of the master copy of the Confidential Operations Manual maintained by Franchisor at Franchisor's home office shall be controlling.

VII.     CONFIDENTIAL INFORMATION

     A. Franchisee acknowledges that its entire knowledge of the operation of a EASYRIDERS business including the knowledge or know-how regarding the specifications, standards and operating procedures of a EASYRIDERS business, is derived from information disclosed to Franchisee by Franchisor which information is proprietary, confidential and a trade secret of Franchisor. All information, standards and specifications with respect to the sale of motorcycle paraphernalia and/or which identifies or assists in the identification of actual or potential customers of the Franchised Business are the trade secrets and the proprietary information of Franchisor. Franchisee shall maintain the absolute confidentiality of all such information during and after the term of the franchise and shall not use any such information in any other business or in any manner not specifically authorized or approved in writing by Franchisor.

     B. Franchisee shall divulge trade secret information only to such of its employees and only to the extent that such access is necessary for them to operate the Franchised Business. Any and all information, knowledge and know-how, including, without limitation, designs, drawings, materials, equipment, retail business systems and methods, merchandising techniques and procedures and other data, which Franchisor designates as confidential or proprietary or a trade secret shall be deemed to be a trade secret for purposes of this Agreement, excepting only such information as Franchisee can demonstrate lawfully came to its attention prior to disclosure thereof by Franchisor; or which, at the time of disclosure by Franchisor to Franchisee, had lawfully become a part of the public domain, through publication or communication by others; or which, after disclosure to Franchisee by Franchisor, lawfully becomes a part of the public domain, through publication or communication by others.

     C. Due to the special and unique nature of the confidential information, Marks, and Confidential Operations Manual of Franchisor, Franchisee acknowledges that Franchisor shall be entitled to immediate equitable remedies, including but not limited to, restraining orders and injunctive relief in order to safeguard such trade secrets, and proprietary, confidential, unique, and special information of Franchisor and that money damages alone would be an insufficient remedy with which to compensate Franchisor for any breach of the terms of Paragraphs V., VI., and VII. of this Agreement. Furthermore, all employees of Franchisee having access to the confidential and proprietary information of Franchisor shall be required to execute confidential information agreements in a form acceptable to Franchisor.

VIII.     MODIFICATION OF THE SYSTEM

     Franchisee recognizes that from time to time hereafter Franchisor may change or modify the System presently identified by the Marks including, without limitation, the adoption and use of new or modified trade names, trademarks, service marks or copyrighted materials, new computer programs and systems, new types or brands of merchandise and products, new inventory requirements, new equipment or new techniques and that Franchisee will accept, use and display for the purpose of this Agreement any such changes in the System, as if they were part of this Agreement at the time of execution hereof. Franchisee will make such expenditures as such changes or modifications in the System may reasonably require. Franchisee shall not change, modify or alter in any way the System.

IX.      ADVERTISING

     Recognizing the value of advertising and the importance of the standardization of advertising and promotion to the furtherance of the goodwill and the public image of EASYRIDERS businesses, Franchisee agrees as follows:

     A. Franchisee will submit to Franchisor or its designated agency, for its prior approval, all promotional materials and advertising to be used by Franchisee, including, but not limited to, newspapers, radio and television advertising, specialty and novelty items, signs, containers, and Yellow Page advertising. In the event written disapproval of said advertising and promotional material is not given by Franchisor to Franchisee within thirty
(30) days from the date such material is received by Franchisor, said materials shall be deemed approved. Failure by Franchisee to conform with the provisions herein and subsequent nonaction by Franchisor to require Franchisee to cure or remedy this failure and default shall not be deemed a waiver of future or additional failures and defaults of any other provision of this Agreement. The submission of advertising to Franchisor for approval shall not affect Franchisee's right to determine the prices at which Franchisee sells its products or services.

      B. Within the initial six (6) months of operation of the Franchised Business, Franchisee shall expend a minimum of TWO THOUSAND Dollars ($2,000.00) as designated by Franchisor for catalog, newspaper, direct mail, advertising or promotional items as grand opening advertising and promotion to generate initial consumer awareness and patronage ("Grand Opening Advertising"); provided, however, Franchisor may collect and spend a portion of the sums designated for Grand Opening Advertising for promotions which feature the EASYRIDERS land speed record setting motorcycle commonly known as the "Streamliner". Franchisor shall prepare an accounting of expenditures by Franchisor which shall be made available to Franchisee and shall refund to Franchisee any monies which are not spent in accordance with the above-mentioned Grand Opening Advertising procedures. Full-line Dealers who convert to the System shall not be required to make expenditures for or conduct any Grand Opening Advertising.

     C. Franchisee shall contribute to the EASYRIDERS Advertising and Development Fund ("Fund") an amount equal to two percent (2%) of Franchisee's Gross Sales, as defined in Paragraph X. Franchisee's required payments to the Fund shall be made at the same time and in the same manner as, and in addition to, the Continuing Services and Royalty Fee provided in Paragraph X herein. Such payment shall be made in addition to and exclusive of any sums that Franchisee may be required to spend on local advertising and promotion. Full-line Dealers who convert to the System shall not be required to contribute to the Fund until the earlier of the expiration of such licensee's current License Agreement or two (2) years from the date of execution of this Agreement ("Waiver Period"). The fund shall be maintained and administered by Franchisor or its designee, as follows:

           1. Franchisor shall supervise all advertising programs with sole discretion over the creative concepts, materials and media used in such programs and the placement and allocation thereof. Advertising programs may be primarily concentrated in Franchisor's affiliates' publications and catalog promotion. Franchisor or its designee shall make expenditures for advertising or promotion in Franchisee's Area of Dominant Influence. However, Franchisor cannot and does not ensure any particular franchisee benefits directly pro rata from the placement of advertising.

           2. The funds may also be used to meet any and all costs of maintaining, administering, directing and preparing advertising (including, without limitation, the cost of conducting public relations activities, conducting advertising; and producing promotional brochures, and other marketing materials to franchisees in the System). All sums paid by Franchisee to the Fund shall be maintained in a separate account from the other funds of Franchisor and shall not be used to defray any of Franchisor's general operating expenses, except for such reasonable administrative costs and overhead, if any, as Franchisor may incur in activities reasonably related to the administration or direction of the Fund and advertising programs including, without limitation, conducting market research, preparing marketing and advertising materials, and collecting and accounting for assessments for the Fund.

           3. It is anticipated that all contributions to the Fund shall be expended for advertising and promotional purposes during Franchisor's fiscal year within which contributions are made. If, however, excess amounts remain in the Fund at the end of such fiscal year, all expenditures in the following fiscal year(s) shall be made first out of any current interest or other earnings of the Fund, next out of any accumulated earnings, and finally from principal.

          4. Although Franchisor intends the Fund to be of perpetual duration, Franchisor maintains the right to terminate the Fund. The Fund shall not be terminated, however, until all monies in the Fund have been expended for advertising and promotional purposes.

          5. An accounting of the operation of the Fund shall be prepared annually and shall be made available to Franchisee upon request. Franchisor reserves the right, at its option, to require that such annual accounting include an audit of the operation of the Fund prepared by an independent certified public accountant selected by Franchisor and prepared at the expense of the Fund.

     D. Franchisee shall spend a minimum of one percent (1%) of Franchisee's Gross Sales per month on local advertising in the manner directed by Franchisor in its sole discretion. Franchisee shall submit to Franchisor an accounting of Franchisee's expenditures on local advertising required pursuant to this Paragraph IX. D. in the form and manner specified in the Confidential Operations Manual.

     E. From time to time, Franchisor may designate a local or regional advertising coverage area in which Franchisee's business and at least one (1) other EASYRIDERS business is located for purposes of developing a cooperative local or regional advertising or promotional program. If directed by Franchisor, Franchisee agrees to participate in and contribute to such cooperative advertising and promotional programs in Franchisee's Advertising Coverage Areas in addition to such contributions and expenditures as required pursuant to Paragraphs IX.B. and IX.C. The cost of the program shall be allocated among locations in such area and each franchisee's share shall be in proportion to its sales during the preceding twelve (12) month period, or portion of said period. Said contributions to cooperative advertising promotional programs will be credited toward the local advertising and promotional expenditure required in Paragraph IX.D. above. At the time a program is submitted, Franchisor shall submit a list to Franchisee of all operating businesses within the advertising coverage area.


     F. Franchisee shall maintain a business phone and advertise continuously in the classified or Yellow Pages of the local telephone directory under the listings "Motorcycles", "Motorcycles - Supplies, Parts and Accessories", or such other listings as deemed appropriate by Franchisor using mats of the type and size approved in advance by Franchisor. When more than one (1) EASYRIDERS business serves a metropolitan area, classified advertisements shall 1ist all EASYRIDERS businesses operating within the distribution area of such classified directories, and Franchisee shall contribute its equal share of the cost of such advertisement. The expenditures for such advertising shall not be credited toward other advertising requirements pursuant to this Agreement.

     G. Franchisor may, from time to time, develop and market special catalogs, brochures and other promotional items which will be made available to Franchisee at Franchisor's cost plus a reasonable mark up and Franchisee shall maintain a representative inventory of such promotional items to meet public demand. Franchisee shall have the right to purchase alternative promotional items provided that such alternative goods conform to the specifications and quality standards established by Franchisor from time to time.

     H. Franchisee shall not advertise or use in advertising or any other form of promotion, the copyrighted materials, trademarks, service marks, logos or commercial symbols designated by Franchisor without an appropriate c [copyright symbol appears here] or R [registration mark symbol appears here] registration marks or the designation TM or SM where applicable.

X.     CONTINUING SERVICES AND ROYALTY FEE

     A. Franchisee shall pay without offset, credit or deduction of any nature, to Franchisor, so long as this Agreement shall be in effect, a weekly Continuing Services and Royalty Fee equal to three percent (3%) of the Gross Sales derived from the Franchised Business. Said Continuing Services and Royalty Fee shall be paid weekly in the manner specified below or as otherwise prescribed in the Confidential Operations Manual.

          1. On or before each Wednesday, Franchisee will submit to Franchisor on a form approved by Franchisor, a correct statement, signed by Franshisee, of Franchisee's Gross Sales for the preceding week ending Saturday. Franchisee will make available to Franchisor for reasonable inspection during normal business hours and with or without prior notice by Franchisor, all original books and records that Franchisee may deem necessary to ascertain Franchisee's Gross Sales

          2. The term "Gross Sales", as used herein and throughout this Agreement, shall mean and include the total of all sales of all Trademarked Product Lines, merchandise, products or services to customers of Franchisee, (including interim deposits) whether or not sold or performed at or from the EASYRIDERS Franchised Business, and whether received in cash, in services in kind, from barter and/or exchange, on credit (whether or not payment is received therefor) or otherwise. There will be deducted from Gross Sales for purposes of said computation (but only to the extent they have been included) the amount of all sales tax receipts or similar tax receipts which, by law, are chargeable to customers, if such taxes are separately stated when the customer is charged and if such taxes are paid to the appropriate taxing authority. There will be further deducted from Gross Sales the amount of any documented refunds, chargebacks, credits and allowances given in good faith to customers by Franchisee. All barter and/or exchange transactions pursuant to which Franchisee furnishes services and/or products in exchange for goods or services to be provided to Franchisee by a vendor, supplier or customer will, for the purpose of determining Gross Sales, be valued at the full retail value of the goods and/or services to provided to Franchisee.

     B. All Continuing Services and Royalty Fees, advertising contributions, amounts due for purchases by Franchisee from Franchisor or its affiliates shall bear interest after due date at the highest applicable legal rate for open account business credit. Franchisee acknowledges that this Paragraph shall not constitute agreement by Franchisor or its affiliates to accept such payments after same are due or a commitment by Franchisor to extend credit to, or otherwise finance Franchisee's operation of, the Franchised Business. Further, Franchisee acknowledges that its failure to pay all amounts when due shall constitute grounds for termination of this Agreement, as provided in Paragraph XVI. hereof, notwithstanding the provisions of this Paragraph.

     C. Notwithstanding any designation by Franchisee, Franchisor shall have the sole discretion to apply any payments by Franchisee to any past due indebtedness of Franchisee for Continuing Services and Royalty Fees, advertising contributions, purchases from Franchisor or its affiliate, interest or any other indebtedness.

XI.     ACCOUNTING AND RECORDS

     A. Franchisee shall establish and maintain a bookkeeping, accounting and record keeping system conforming to the requirements prescribed by Franchisor, including without limitation the use and retention of sales tickets, purchase orders, invoices, payroll records, check stubs, sales tax records and returns, cash receipts and disbursements, journals and general ledgers. Franchisee shall preserve for a period of not less than three (3) years, during the term of this Agreement and for not less than three (3) years following the term of this Agreement, all accounting records and supporting documentation relating to the Franchised Business.

     B.     Franchisee will supply to Franchisor on or before the fifteenth
(15th) day after the term of each calendar quarter, in the form approved by Franchisor, a profit and loss statement and balance sheet for the last preceding calendar quarter. Additionally, Franchisee shall, at its expense, submit to Franchisor within ninety (90) days of the end of each fiscal year during the term of this Agreement, a profit and loss statement for such fiscal year and a balance sheet for the last date of such year. Such annual statements shall be prepared and reviewed by an independent certified public accountant, in accordance with generally accepted accounting principles applied on a consistent basis. Franchisor reserves the right to require Franchisee to submit audited financial statements.

     C. Franchisee shall submit to Franchisor such other periodic reports, forms and records as specified, and in the manner and at the time as specified in the Confidential Operations Manual or otherwise in writing.

     D. Franchisor or its designated agents shall have the right, during normal business hours and with or without prior notice, to examine and copy, at its expense, the books, records, and tax returns of Franchisee. Franchisor shall also have the right at any time, to have an independent audit made of the books of Franchisee. If an inspection should reveal that any payments to Franchisor have been understated in any report to Franchisor, then Franchisee shall immediately pay to Franchisor the amount understated upon demand, in addition to interest from the date such amount was due until paid, at the maximum rate permitted by law. If an inspection discloses an understatement in any report of two percent (2%) or more, Franchisee shall, in addition, reimburse Franchisor for any and all costs and expenses connected with the inspection (including, without limitation, reasonable accounting and attorneys' fees). The foregoing remedies shall be in addition to any other remedies Franchisor may have.

     E. Franchisee acknowledges that nothing contained herein constitutes Franchisor's agreement to accept any payments after same are due or a commitment by Franchisor to extend credit to or otherwise finance Franchisee's operation of the Franchised Business. Further, Franchisee acknowledges that its failure to pay all amounts when due shall constitute grounds for termination of this Agreement, as herein provided.

XII.     STANDARDS OF QUALITY AND PERFORMANCE

     A. Franchisee shall comply with all requirements set forth in this Agreement, the Confidential Operations Manual and other written policies supplied to Franchisee by Franchisor. Mandatory specifications, standards, operating procedures and rules prescribed from time to time by Franchisor in the Confidential Operations Manual or otherwise communicated to Franchisee in writing, shall constitute provisions of this Agreement as if fully set forth herein and shall be reasonably and uniformly applied to all franchisees. All references herein to this Agreement shall include all such mandatory specifications, standards and operating procedures and rules. Franchisee shall comply with the entire System including, but not limited to, the requirements of this Paragraph XII.

     B. Franchisee shall commence operation of the Franchised Business not later than six (6) months after the execution of this Agreement or as otherwise required in Franchisee's lease and approved by Franchisor. Prior to such opening, Franchisee shall have compiled with all Franchisor's pre-opening standards and specifications. If Franchisee for any reason fails to commence operation as herein provided, such failure shall be considered a default and Franchisor may terminate this Agreement as herein provided.

     C. Franchisee shall maintain the condition and appearance of the Franchised Premises consistent with Franchisor's standards. Franchisee shall maintain the Franchised Premises as is from time to time required to maintain or improve the appearance and efficient operation of the Franchised Business, including, but not limited to, replacement of worn out or obsolete fixtures and signs, and repair of the exterior and interior of the Franchised Business. If at any time in Franchisor's judgment the general state of repair or the appearance of the Franchised Premises or its equipment, fixtures, signs or decor does not meet Franchisor's standards therefor, Franchisor shall so notify Franchisee, specifying the action to be taken by Franchisee to correct such deficiency. If Franchisee fails or refuses to initiate within thirty (30) days after receipt of such notice, and thereafter continue, a bona fide program to complete any required maintenance, Franchisor shall have the right, in addition to all other remedies, to enter upon the Franchised Premises and effect such maintenance on behalf of Franchisee and Franchisee shall pay the entire costs thereof on demand.

     D. Franchisee shall make no material alterations to the Franchised Premises nor shall Franchisee make material replacements of or alterations to the equipment, fixtures or signs of the Franchised Business without the prior written approval by Franchisor.

     E. Franchisee shall offer for sale and sell at the Franchised Business various types of motorcycle paraphernalia such as shirts, jackets, belts, posters, and related items and parts and related hard goods, and will not offer for sale or sell or provide at the Franchised Business or the premises which it occupies any other category of merchandise or products or use such premises for any purpose other than the operation of a Franchised Business in full compliance with this Agreement.

     F. From time to time, Franchisor shall provide to Franchisee a list of approved manufacturers, suppliers, and distributors authorized for the Franchised Business ("Approved Suppliers List") and a 1ist of approved inventory products, fixtures, furniture, equipment, signs, stationery, supplies, and other items or services necessary to operate the Franchised Business ("Approved Supplies List"). Franchisor may revise the Approved Supplies List and Approved Suppliers List from time to time in its sole discretion. If Franchisee proposes to offer for sale or use at the Franchised Business any brand of product, or other material or supply which is not on the Approved Supplies List or to purchase any product from a supplier that is not on the Approved Suppliers List, Franchisee shall first notify Franchisor and shall upon request by Franchisor submit samples and such other information as Franchisor requires for examination and/or testing or to otherwise determine whether such product, material or supply, or such proposed supplier meets its specifications and quality standards. A charge not to exceed the reasonable cost of the inspection and evaluation and the actual cost of the test may be imposed by Franchisor and shall be paid by Franchisee or the supplier. Franchisor reserves the right to re-inspect the businesses and products of any supplier of an approved item and to revoke its approval of any item or supplier which fails to continue to meet any of Franchisor's criteria.

     G. All inventory, products and materials, and other items and supplies used in the operation of the Franchised Business which are not specifically required to be purchased in accordance with Franchisor's Approved Supplies List and Approved Suppliers List shall conform to the specifications and quality standards established by Franchisor from time to time.

     H. Franchisor's affiliate has developed a proprietary line of motorcycle-related goods bearing the Marks. Franchisee acknowledges that Franchisee shall carry an adequate supply and maintain a representative inventory of such Trademarked Product Lines as required by the Confidential Operations Manual. Franchisee shall maintain, carry and promote such Trademarked Product Lines for use in servicing the general public in order to meet customer demand as designated by Franchisor. Franchisee shall, throughout the term of this Agreement, purchase Trademarked Product Lines from Franchisor, Franchisor's affiliate or other designated sources which manufacture the Trademarked Product Lines to Franchisor's precise specifications and carry an adequate inventory of the Trademarked Product Lines.

     I. Franchisor may, in the future, develop and custom design a software package for conducting accounting, inventory control, point-of-sale functions and related activities ("Proprietary Software Package"). If developed, the software shall be proprietary to Franchisor and confidential information of Franchisor. Franchisor may not be able to practically alter the Proprietary Software Package to accommodate each and every franchisee of the System; therefore, Franchisee shall utilize the Proprietary Software Package in the operation of the Franchised Business and comply with all specifications and standards prescribed by Franchisor regarding the Proprietary Software Package, as will be provided from time to time in the Confidential Operations Manual. This unique software will be in an ongoing development and testing stage and upgrades may be implemented into the System at Franchisor's discretion. If developed, Franchisor or its designee shall provide ongoing service and support to Franchisee regarding the Proprietary Software Package, and Franchisor shall lease such software to Franchisee at the then-current rates published by Franchisor.

     J. Franchisee shall secure and maintain in force all required licenses, permits and certificates relating to the operation of the Franchised Business and shall operate the Franchised Business in full compliance with all applicable laws, ordinances and regulations, including without limitation, those relating to occupational hazards and health, consumer protection, trade regulation, equal employment opportunity, prevention and elimination of unlawful discrimination and harassment, worker's compensation, unemployment insurance, withholding and payment of Federal and State income taxes, social security taxes and sales, use and property taxes. Franchisee shall refrain from any merchandising, advertising or promotional practice which is unethical, which infringes upon the trade marks or copyrights of others which constitutes unfair competition, or which otherwise is or may be injurious to the business of Franchisor and/or other franchised businesses or to the goodwill associated with the Marks.

     K. Franchises shall in the operation of the Franchised Business use only displays, labels, forms and other products and documentation imprinted with the Marks and colors as prescribed from time to time by Franchisor.

     L. Prior to commencement of operation of the Franchised Business, Franchisee shall adequately supply the Franchised Business with a representative inventory as prescribed by Franchisor of motorcycle paraphernalia and hard goods and related items of the type, quantity and quality as specified by Franchisor. Franchisee shall maintain levels of inventory that will permit operation of the Franchised Business at maximum capacity.

     M. The Franchised Business shall at all times be under the direct, on-premises supervision of Franchisee or a trained and competent employee acting as full-time manager. Franchisee shall keep Franchisor informed at all times of the identity of any employee(s) acting as manager(s) of the Franchised Business. Franchisee shall, at all limes, faithfully, honestly and diligently perform its obligations hereunder and shall not engage in any business or other activities that will conflict with its obligations hereunder.

     N. Franchisee shall not install or maintain the Franchised Premises any telephone booths, newspaper racks, video games, juke boxes, gum machines, games, rides, vending machines or other similar devices without the written approval of Franchisor.

     O. Franchisee shall participate actively in a EASYRIDERS Regional Advisory Franchisee Council ("Council") and participate in all Council programs approved by Franchisor for Franchisee's particular Council. The purposes of the Council(s) include, but are not limited to, exchanging ideas and problem solving methods, advising Franchisor on expenditures for regional advertising, providing backup support and staffing for political influence, and coordinating System franchisee efforts. Franchisee shall pay all Council assessments levied by the Council, and Franchisor has the right to enforce this obligation. Assessments and expenditures may very from time to time and due to variations in Council participation and costs as determined by a particular Council and as approved by Franchisor. Although Franchisee shall pay such Council assessments, such assessments shall in no way diminish Franchisee's rights and the benefit of the bargain under this Agreement. Such Council(s) may be formed by Franchisor at such time that more than one (1) franchisee conducts a EASYRIDERS Franchised Business in any given region, the boundaries of such region to be determined in the sole and unfettered discretion of Franchisor.

     P. Franchisee shall notify Franchisor in writing within five (5) days of the commencement of any action, suit, or proceeding, and of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, which may adversely affect the operation or financial condition of the Franchised Business.

XIII.     FRANCHISOR'S OPERATIONS ASSISTANCE

     A. Franchisor may from time to time advise or offer guidance to Franchisee relative to prices for the merchandise and services, if any, offered for sale by the Franchised Business that in Franchisor's judgment constitute good business practice. Such guidance will be based on the experience of Franchisor and is franchisees in operating franchised businesses and an analysis of the costs of such services, activities, merchandise, supplies, coordinating accessory items and products and prices charged for competitive inventory and products. Franchisee shall not be obligated to accept any such advice or guidance and shall have the sole right to determine the prices to be charged from time to lime by the Franchised Business and no such advice or guidance shall be deemed or construed to impose upon Franchisee any obligation to charge any fixed, minimum or maximum prices for any product or service offered for sale by the Franchised Business.

     B. Upon commencement and during operation of the Franchised Business, and during the term of this Agreement and any renewal period thereof, Franchisor shall do the following:

          1. Provide to Franchisee a comprehensive list of established sources of motorcycle-related merchandise and hard goods and related merchandise, products and services associated with the retail motorcycle business and other merchandise and products, equipment, fixtures and supplies necessary for the operation of the Franchised Business and provide specifications for such products. However, Franchisor makes no representation or warranty that any particular approved supplier will be willing or able to sell to all franchisees;

          2.     Administer the Fund;

          3. As Franchisor deems necessary, negotiate supply contracts and pass on purchasing economics to maximize cost savings;

          4. As Franchisor deems necessary, attempt to coordinate equipment, product and supplies distribution for local, regional and national suppliers;

          5. Regulate quality standards and products in conformance with the System specifications throughout the network of franchised business;

          6. Provide use of a mailing list of "EASYRIDERS" subscribers in the Designated Area;

          7. Provide Franchisee participation in a customer referral 800 number;

          8.     Conduct product testing;

          9. Make available the EASYRIDERS merchandising and display program;

          10. Make available mail order catalogs from which to provide products not currently in stock; and

          11.    Offer a centralized buying program for EASYRIDERS products.

     C. Franchisor shall advise Franchisee of problems arising out of the operation of the Franchised Business as disclosed by reports submitted to Franchisor by Franchisee or by inspections conducted by Franchisor of the Franchised Business. Franchisor may furnish Franchisee with such assistance in connection with the operation of the Franchised Business as is reasonably determined to be necessary by Franchisor from time to time. Operations assistance may consist of advice and guidance with respect to:

          1. Proper utilization of procedures developed for a EASYRIDERS business with respect to products and related business services as approved by Franchisor;

          2. Additional equipment, merchandise, products and services authorized for EASYRIDERS businesses;

          3. The institution of proper administrative, bookkeeping, accounting, inventory control, supervisory and general operating procedures for the effective operation of a EASYRIDERS business;

          4. Ongoing research and development of new improvements, new products and services and other modifications to the System;

          5.     Advertising, displays and other promotional programs; and

          6.     Refresher training courses.

     D. Franchisor or Franchisor's representative shall make periodic visits to the Franchised Business for the purposes of consultation, assistance, and guidance of Franchisee in all aspects of the operation and management of the Franchised Business. Franchisor, and Franchisor's representatives, who attend at the Franchised Business will prepare, for the benefit of both Franchisor and Franchisee, written reports in respect to such visits outlining any suggested changes or improvements in the operations of the Franchised Business and detailing any defaults in such operations which become evident as a result of any such visit, and a copy of each such written report shall be provided to both Franchisor and Franchisee. Franchisor shall advise Franchisee of problems arising out of the operation of the Franchised Business as disclosed by reports submitted to Franchisor by Franchisee or by inspections conducted by Franchisor of the Franchised Business.

     E. All of the specifications, Approved Suppliers Lists, Approved Supplies Lists, training and operations manuals to be provided by Franchisor to Franchisee pursuant to this Agreement shall be delivered upon completion of training.

XIV.     INSURANCE

     A. Franchisee shall procure at its expense and maintain in full force and effect during the term of this Agreement, an insurance policy or policies protecting Franchisee and Franchisor, and their officers, directors, partners and employees, from claims, demands, defense costs, attorneys fees, expenses, liability, loss and damage, including personal injury, death, or property damage or expense of whatsoever kind or nature arising out of or occurring upon or in connection with the Franchised Business, as Franchisor may reasonably require for its own and Franchisee's protection. Franchisor shall be named an additional insured in such policy or policies. Such insurance is limited to its "conditions, provisions and exclusions" and does not necessarily include any expense whatsoever arising or occurring upon or in connection with the Franchised Business.

     B. Such policy or policies shall be written by an insurance company licensed in the state in which Franchisee operates and having at least an "A" Rating Classification as indicated in Best's Key Rating Guide in accordance with standards and specifications set forth in the Confidential Operations Manual or otherwise in writing, and shall include, at a minimum (except as additional coverages and higher policy limits may reasonably be specified for all franchisees from time to time by Franchisor in the Confidential Operations Manual or otherwise in writing) the following:

          1. All risks coverage insurance on the EASYRIDERS business and all fixtures, equipment, supplies and inventory and other property used in the operation of the EASYRIDERS business (which coverage may include flood and/or earthquake coverage where applicable, and theft insurance) for full repair and replacement value of the machinery, equipment, improvements and betterments, without any applicable co-insurance clause except that an appropriate deductible clause shall be permitted.

          2. Worker's compensation and employer's liability insurance as well as such other insurance as may be required by statute or rule of the state in which the Franchised Business is located and operated.

          3. Comprehensive general liability insurance and product liability insurance including a per premises aggregate with the following coverages: broad form contractual liability, personal injury, products/completed operation; and fire legal; insuring Franchisor and Franchisee against all claims, suits, obligations, liabilities and damages, including attorneys' fees, based upon or arising out of actual or alleged personal injuries or property damage resulting from, or occurring in the course of, or on or about or otherwise relating to the Franchised Business including General Aggregate coverage in the following limits:

Recommended Coverage                           Minimum Limits of Coverage
--------------------                           --------------------------

General Aggregate............................. $1,000,000.00
Products/Completed Operations Aggregate....... $1,000,000.00
Personal and Advertising Injury............... $1,000,000.00
Each Occurrence............................... $1,000,000.00
Fire Damage (any one fire)....................... $50,000.00
Medical Expense (any one person).................. $5,000.00

          4.     Business interruption insurance for actual losses sustained.

          5. Automobile liability insurance, including owned, hired and non-owned vehicle coverage, with a combined single limit of at least ONE MILLION DOLLARS ($1,000,000.00)

          6. Such additional insurance and types of coverage as may be required by the terms of any lease for the Franchised Business, or as may be required from time to time by Franchisor.

          7. Franchisees which service motorcycles at the Franchised Business shall obtain and maintain (i) legal liability insurance with minimum limits of TEN THOUSAND Dollars ($10,000.00) per vehicle and ONE HUNDRED THOUSAND Dollars ($100,000.00) per aggregate loss, and (ii) liability insurance with a minimum coverage limit of ONE MILLION Dollars
($1,000,000.00).

     C. The insurance afforded by the policy or policies respecting liability shall not be limited in any way by reason of any insurance which may be maintained by Franchisor. Within four (4) months of the signing of this Agreement, but in no event later than the date on which Franchisee acquires an interest in the real property on which it will develop and operate the Franchised Business, a Certificate of Insurance showing compliance with the foregoing requirements shall be furnished by Franchisee to Franchisor for approval. Such certificate shall state that said policy or policies will not be canceled or altered without at least thirty (30) days prior written notice to Franchisor and shall reflect proof of payment of premiums. Maintenance of such insurance and the performance by Franchisee of the obligations under this Paragraph shall not relieve Franchisee of liability under the indemnity provision set forth in this Agreement. Minimum limits as required above may be modified from time to time, as conditions require, by written notice to Franchisee.

     D. Should Franchisee, for any reason, not procure and maintain such insurance coverage as required by this Agreement, Franchisor shall have the right and authority (without, however, any obligation to do so) immediately to procure such insurance coverage and to charge to Franchisee the cost of same together with a reasonable fee for expenses incurred by Franchisor in connection with such procurement, shall be payable by Franchisee immediately upon notice.

XV.  COVENANTS

     A. Unless otherwise specified, the term "Franchisee" as used in this Paragraph XV. shall include, collectively and individually, all officers, directors, and holders of a beneficial interest of five percent (5%) or more of the securities of Franchisee, and of any corporation directly or indirectly controlling Franchisee, if Franchisee is a corporation; and the general partners and any limited partner (including any corporation and the officers, directors, and holders of a beneficial interest of five percent (5%) or more of securities, of a corporation which controls, directly or indirectly, any general or limited partner) if Franchisee is a partnership.

     B. Franchisee covenants that during the term of this Agreement and any renewals thereof, except as otherwise approved in writing by Franchisor, Franchisee (if Franchisee is an individual), a shareholder of a beneficial interest of ten percent (10%) or more of the securities of Franchisee (if Franchisee is a corporation), a general partner of Franchisee (if Franchisee is a partnership), or Franchisee's full-time manager (approved by Franchisor) shall devote full time, energy, and best efforts, to the management and operation of the Franchised Business.

     C. Franchisee covenants that during the term of this Agreement and any renewal thereof, unless an exception is specifically approved by Franchisor in writing, Franchisee shall not, either directly or indirectly, for himself, for himself, or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation:

          1. Divert or attempt to divert any business or customer of the Franchised Business to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Marks and the System.

          2. Employ or seek to employ any person who is at that time employed by Franchisor or by any other Franchisee of Franchisor, or otherwise directly or indirectly induce or seek to induce such person to leave his or her employment thereat.

          3. Own, maintain, engage in, or have any interest in any business (including any business operated by Franchisee prior to entry into this Agreement) specializing, in whole or in part, in the wholesale or retail sale or distribution of motorcycle-related paraphernalia and related hard goods and related merchandise and products, or offering, selling or providing merchandise or services the same as or similar to that offered, sold or provided through the System.

     D. Franchisee specifically acknowledges that, pursuant to this Agreement, Franchisee will receive valuable training and confidential information, including, without limitation, information regarding the promotional, operational, sales, and marketing methods and techniques of Franchisor and the System. Accordingly, Franchisee covenants that, except as otherwise approved in writing by Franchisor, Franchisee shall not, for a period of two (2) years after the expiration or termination of this Agreement, regardless of the cause of the termination, either directly or indirectly, for himself, or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation, own, maintain, engage in, or have any interest in any business specializing, in whole or in part, in the wholesale or retail sale or distribution of motorcycle-related paraphernalia and related hard goods, or offering or providing any related services or selling any merchandise or product the same as or similar to those provided or sold through the EASYRIDERS System:

          1.    Within the MSA in which the Franchised Business is located; or

          2.    Within a radius of ten (10) miles of the Franchised Business;
or

          3. Within a radius of ten (10) miles of the location of any other business using the System, whether franchised or owned by Franchisor.

     E. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. The parties have reviewed and acknowledged that the foregoing covenants are reasonable including but not limited to geographical and time limitations. If all or any portion of a covenant in this Paragraph XV. is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Franchisor is a party, Franchisee shall be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were stated in and made a part of this Paragraph XV.

     F. Franchisee understands and acknowledges that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Paragraphs XV.C. and XV.D. in this Agreement, or any portion thereof, without Franchisee's consent, effective immediately upon receipt by Franchisee of written notice thereof, without Franchisee's consent, effective immediately upon receipt by Franchisee of written notice thereof, and Franchisee shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Paragraph XXVI.

     G. Franchisor shall have the right to require all of Franchisee's personnel performing managerial or supervisory functions and all personnel receiving special training from Franchisor to execute similar covenants in a form satisfactory to Franchisor.

XVI.     DEFAULT AND TERMINATION

     A. If Franchisee is in substantial compliance with this Agreement and Franchisor materially breaches this Agreement and fails to cure such breach within a reasonable time after written notice thereof is delivered to Franchisor, Franchisee may terminate this Agreement. Such termination shall be effective thirty (30) days after delivery to Franchisor of notice that such breach has not been cured and Franchisee elects to terminate this Agreement.
A termination of this Agreement by Franchisee for any reason other than breach of this Agreement by Franchisor and Franchisor's failure to cure such breach within a reasonable time after receipt of written notice thereof shall be deemed a termination by Franchisee without cause.

     B. This Agreement shall terminate automatically upon delivery of notice of termination to Franchisee, if Franchisee or its owner(s), officer(s), or manager(s):

          1. Fails to satisfactorily complete the training program as provided in Paragraph IV of this Agreement;

          2. Has made any material misrepresentation or omission in its application for the franchise;

          3. Is convicted of or pleads no contest to a felony or other crime or offense that is likely to adversely affect the reputation of Franchisee or the EASYRIDERS Franchised Business;

          4. Makes any unauthorized use, disclosure or duplication of any portion of the Confidential Operations Manual or duplicates or discloses or makes any unauthorized use of any trade secret or confidential information provided to Franchisee by Franchisor;

          5. Abandons or fails or refuses to actively operate the Franchised Business for two (2) business days in any twelve (12) month period, unless the Franchised Business has been closed for a purpose approved by Franchisor, or fails to relocate to an approved premises within an approved period of time following expiration or termination of the lease for the premises of the Franchised Business;

          6. Surrenders or transfers control of the operation of the EASYRIDERS Franchised Business, makes an unauthorized direct or indirect assignment of the franchise or an ownership interest in Franchisee or fails or refuses to assign the franchise or the interest in Franchisee of a deceased or disabled controlling owner thereof as herein required;

          7. Submits to Franchisor on three (3) or more separate occasions at any time during the term of the franchise any reports or other data, information or supporting records which understate by more than three percent (3%) the Continuing Services and Royalty Fees owed to Franchisor for any period of, or periods aggregating, three (3) or more weeks, and Franchisee is unable to demonstrate that such understatements resulted from inadvertent error;

          8. If Franchisee shall become insolvent or make a general assignment for the benefit of creditors, or if a petition in bankruptcy is filed by Franchisee or such a petition is filed against and consented to by Franchisee, or if Franchisee is adjudicated a bankrupt, or if a bill in equity or other proceeding for the appointment of a receiver of Franchisee or other custodian is filed by Franchisee, or if a receiver or other custodian (permanent or temporary) of Franchisee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction, or if proceedings for a composition with creditors under any state or federal law should be instituted by or against Franchisee, or if a final judgement remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed), or if execution is levied against Franchisee's Franchised Business or property, or suit to foreclose any lien or mortgage against the premises or equipment is instituted against Franchisee and not dismissed within thirty (30) days, or if the real or personal property of Franchisee's Franchised Business shall be sold after levy thereupon by any sheriff, marshall, or constable;

          9. Materially misuses or makes an unauthorized use of the Marks or commits any act which can reasonably be expected to materially impair the goodwill associated with the Marks;

          10. Materially misuses or makes an unauthorized use of the Proprietary Software Package (if developed); or

          11. Fails on two (2) or more separate occasions within any period of twelve (12) consecutive months to submit when due reports or other information or supporting records, to pay when due the Continuing Services and Royalty Fees, advertising contributions, amounts due for purchases from Franchisor or its affiliates or other payments due to Franchisor or its affiliates, or otherwise fails to comply with this Agreement, whether or not such failures to comply are corrected after notice thereof is delivered to Franchisee.

     C. This Agreement shall terminate without further action or notice to Franchisee if Franchisee's owner:

          1. Fails or refuses to make payments of any amounts due Franchisor for Continuing Services and Royalty Fees, advertising contributions, purchases from Franchisor or its affiliates or any other amounts due to Franchisor or its affiliates, and does not correct such failure or refusal within ten (10) days after written notice of such failure is delivered to Franchisee;

          2. Fails or refuses to comply with any other provision of this Agreement, or any other agreement to which Franchisor and Franchisee are parties or any mandatory specification, standard or operating procedure prescribed in the Confidential Operations Manual or otherwise in writing, and does not correct such failure within thirty (30) days (or provide proof acceptable to Franchisor that it has made all reasonable efforts to correct such failure and will continue to make all reasonable efforts to cure until a cure is effected, if such failure cannot reasonably be corrected within thirty
(30) days) after written notice of such failure to comply is delivered to Franchisee.

     D. To the extent that the provisions of this Agreement provide for periods of notice less than those required by applicable law, or provide for termination, cancellation, non-renewal or the like other than in accordance with applicable law, such provisions shall, to the extent such are not in accordance with applicable law, not be effective, and Franchisor shall comply with applicable law in connection with each of these matters.

     E. In addition to Franchisor's right to terminate this Agreement, and not in lieu of such right or any other rights against Franchisee, Franchisor, in the event that Franchisee shall not have cured a default under this Agreement within the twenty (20) days after receipt of the written "Notice to Cure" from Franchisor, may, at its option, enter upon the premises of the EASYRIDERS Franchised Business and exercise complete authority with respect to the operation of said business until such time as Franchisor determines that the default of Franchisee has been cured and that there is compliance with the requirements of this Agreement. Franchisee acknowledges that a designated representative of Franchisor may take over, control, and operate said business, and that Franchisee shall pay Franchisor a service fee of not less than FIVE HUNDRED Dollars ($500.00) per day plus all travel expenses, room and board and other expenses reasonably incurred by such representative so long as it shall be required by the representative to enforce compliance herewith.

XVII.     RIGHTS AND DUTIES OF PARTIES UPON EXPIRATION OR TERMINATION

     Upon termination or expiration, this Agreement and all rights granted hereunder to Franchisee shall forthwith terminate, and:

     A. Franchisee shall immediately cease to operate the Franchised Business under this Agreement, and shall not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former Franchisee of Franchisor.

     B. Franchisee shall assign to Franchisor upon its demand Franchisee's interest in any lease then in effect for the Franchised Business premises, and Franchisee shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with this obligation within thirty (30) days after termination or expiration of this Agreement.

     C. Franchisee shall immediately and permanently cease to use, by advertising or in any other manner whatsoever, any confidential methods, the Proprietary Software Package (if developed), procedures and techniques associated with the System; the Marks; and any distinctive form, slogans, signs, symbols, logos or devices associated with the System. In particular, Franchisee shall cease to use, without limitation, all signs, advertising materials, stationery, forms, and any other articles which display the Marks associated with the System.

     D. Franchisee shall take such action as may be necessary to cancel or assign to Franchisor or Franchisor's designee, at Franchisor's option, any assumed name or equivalent registration which contains the name "EASYRIDERS" or any Marks associated with the System, and Franchisee shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with this obligation within thirty (30) days after termination or expiration of this Agreement.

     E. Franchisee shall, in the event it continues to operate or subsequently begins to operate any other business, not use any reproduction, counterfeit, copy or colorable imitation of the Marks either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake or deception, or which is likely to dilute Franchisor's exclusive rights in and to the Marks. Franchisee shall not utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with Franchisor so as to constitute unfair competition. Franchisee shall make such modifications or alterations to the Franchised Business (including, without limitation, the changing of the telephone number) immediately upon termination or expiration of this Agreement as may be necessary to prevent any association between Franchisor or the System and any business thereon subsequently operated by Franchisee or others, and shall make such specific additional changes thereto as Franchisor may reasonably request for that purpose, including, without limitation, removal of all distinctive physical and structural features identify the System. In the event Franchisee fails or refuses to comply with the requirements of this Paragraph XVII., Franchisor shall have the right to enter upon the premises where Franchisee's Franchised Business was conducted, without being guilty of trespass or any other tort, for the purpose of making or causing to be make such changes as may be required at the expense of Franchisee, which expense Franchisee shall pay upon demand.

     F. Franchisee shall promptly pay all sums owing to Franchisor and its affiliates. In the event of termination for any default of Franchisee, such sums shall include all damages, costs, and expenses, including reasonable attorneys' fees, incurred by Franchisor as a result of the default.

     G. Franchisee shall pay to Franchisor all damages, costs and expenses, including reasonable attorneys' fees, incurred by Franchisor subsequent to the termination or expiration of the franchise herein granted in obtaining injunctive or other relief for the enforcement of any provisions of this Paragraph XVII or Paragraph XV.

     H. Franchisee shall immediately turn over to Franchisor all manuals, including the Confidential Operations Manual, customer lists, records, files, instructions, brochures, agreements, disclosure statements, and any and all other materials provided by Franchisor to Franchisee relating to the operation of the Franchised Business (all of which are acknowledged to be Franchisor's property).

     I. Franchisor shall acquire right, title and interest to any sign or sign faces bearing the Marks. Franchisee hereby acknowledges Franchisor's right to access the Franchised Premises should Franchisor elect to take possession of any said sign or sign faces bearing the Marks.

     J. Franchisor shall have the right (but not the duty), to be exercised by notice of intent to do so within thirty (30) days after termination or expiration, to purchase for cash, except as provided in Paragraph XVII.I, any or all equipment, supplies, and other inventory, advertising materials, and all items bearing the Marks, at Franchisee's cost or fair market value, whichever is less. If the parties cannot agree on fair market value within a reasonable time, the determination of fair market value shall be submitted to arbitration in accordance with Paragraph XXIX. If Franchisor elects to exercise any option to purchase herein provided, it shall have the right to set off all amounts due from Franchisee under this Agreement against any payment therefor.

     K. Franchisee hereby acknowledges that all telephone numbers used in the operation of the franchised businesses constitute assets of the Franchised Business; and upon termination of expiration of this Agreement Franchisee shall assign to Franchisor or its designee, all Franchisee's right, title, and interest in and to Franchisee's telephone numbers and shall notify the telephone company and all listing agencies of the termination or expiration of Franchisee's right to use any telephone number and any regular, classified or other telephone directory listing associated with the Marks and to authorize a transfer of same to or at the direction of Franchisor.

     L.     Franchisee shall comply with the covenants contained in Paragraph
XV. of this Agreement.

     M. All obligations of Franchisor and Franchisee which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied or by their nature expire.

XVIII.     TRANSFERABILITY OF INTEREST

     A. This Agreement and all rights hereunder can be assigned and transferred by Franchisor and, if so, shall be binding upon and inure to the benefit of Franchisor's successors and assigns; provided, however, that with respect to any assignment resulting in the subsequent performance by the assignee of the functions of Franchisor, the assignee shall;

          1. At the time of such assignment, be financially responsible and economically capable of performing the obligations of Franchisor hereunder; and

          2. Expressly assume and agree to perform such obligations. Specifically, and without limitation to the foregoing, Franchisee expressly agrees that Franchisor may sell its assets, Marks or System outright to a third party; may make a public offering of securities; may engage in a private placement of some or all of its securities; may merge, acquire other corporations or entities, or be acquired by another corporation or other entity; may undertake a refinancing, recapitalization, leveraged buy out or other economic or financial restructuring; and, with regard to any or all of the above sales, assignments and dispositions, Franchisee expressly and specifically waives any claims, demands or damages arising from or related to the loss of said Marks (or any variation thereof) and/or the loss of association with or identification of EASYRIDERS FRANCHISING, INC., as Franchisor hereunder. Nothing contained in this Agreement shall require Franchisor to remain in the business in the event that Franchisor exercises its right hereunder to assign its rights in this Agreement.

     B. This Agreement and all rights hereunder may be assigned and transferred by Franchisee and, if so, shall be binding upon and inure to the benefit of Franchisee's successors and assigns, subject to the following conditions and requirements, and Franchisor's right of first refusal as set forth herein:

          1. No Franchisee, partner of Franchisee, (if Franchisee is a partnership), or shareholder of Franchisee (if Franchisee is a corporation), without Franchisor's prior written consent, by operation of law or otherwise shall sell, assign, transfer, convey, give away, or encumber to any person, firm, or corporation, all or any part of its interest in this Agreement or its interest in the franchise granted hereby or its interest in any proprietorship, partnership or corporation which owns any interest in the franchise, nor offer, permit, or suffer the same to be sold, assigned, transferred, conveyed, given away, or encumbered in any way to any person, firm, or corporation. Franchisee may not, without the prior written consent of Franchisor, fractionalize any of the rights of Franchisee granted pursuant to this Agreement. Any purported assignment of any of Franchisee's rights herein not having the aforesaid consent shall be null and void and shall constitute a material default hereunder.

          2. Franchisor shall not unreasonably withhold its consent to any transfer referenced in Paragraphs XVII.B.1 of this Agreement when requested; provided, however, that the following conditions and requirements shall first be met to the full satisfaction of Franchisor.

               a. If Franchisee is an individual or partnership and desires to assign and transfer its rights to a corporation:

                    (1) Said transferee corporation shall be newly organized and its charter shall provide that its activities are confined exclusively to acting as a EASYRIDERS Franchisee as franchised under this Agreement;

                    (2) Franchisee shall be and shall remain the owner of the majority stock interest of the transferee corporation;

                    (3) The individual Franchisee (or, if Franchisee is a partnership, one of the partners) shall be and shall remain the principal executive officer of the corporation;

                    (4) The transferee corporation shall enter into a written assignment (in a form satisfactory to Franchisor), in which the transferee corporation assumes all of Franchisee's obligations hereunder;

                    (5) All shareholders of the transferee corporation shall enter into a written agreement, in a form satisfactory to Franchisor, jointly and severally guaranteeing the full payment and performance of the transferee corporation's obligations to Franchisor under this Agreement;

                    (6) Each stock certificate of the transferee corporation shall have conspicuously endorsed upon it a statement that it is held subject to, and that further assignment or transfer thereof is subject to, all restrictions imposed upon assignments by this Agreement;

                    (7) No new shares of common or preferred voting stock in the transferee corporation shall be issued to any person, partnership, trust, foundation, or corporation without obtaining Franchisor's prior written consent and then only upon disclosure of the terms and conditions contained herein being made to the prospective new holders of the stock;

                    (8) All accrued money obligations of Franchisee to Franchisee's suppliers, Franchisor, its affiliates or assignees, shall be satisfied prior to assignment or transfer.

               b. If the transfer, other than such transfer as is authorized under Paragraph XVIII.B.2.a. of this Agreement, if consummated alone or together with other related previous, simultaneous, or proposed transfers, would have the effect of transferring control of the franchise licensed herein to someone other than an original signatory of this Agreement;

                    (1) The transferee(s) shall be of good moral character and reputation and shall have a good credit rating and competent business qualifications reasonably acceptable to Franchisor. Franchisee shall provide Franchisor with such information as Franchisor may require to make such determination concerning each such proposed transferee(s).

                    (2) The transferee(s) or such other individual(s) as shall be the actual manager of the franchise shall have successfully completed and passed the training course then in effect for franchisees, or otherwise demonstrated to Franchisor's satisfaction, sufficient ability to operate the unit being transferred.

                    (3) The transferee(s), including all shareholders, officers, directors and partners of the transferee(s), shall jointly and severally execute any or all of the following, at Franchisor's sole discretion and as Franchisor shall direct:

                         aa.     A Franchise Agreement and other standard
ancillary agreements with Franchisor on the current standard forms being used by Franchisor, except that an additional franchise fee shall not be charged; and/or

                         bb.     A written assignment from Franchisee in a
form satisfactory to Franchisor, wherein transferee shall assume all of Franchisee's obligations hereunder.

                    (4) Approval by Franchisor of any transfer by Franchisee of the franchise herein granted or any of Franchisee's rights under this Agreement shall in no way be deemed a release by Franchisor of Franchisee's obligations pursuant to this Agreement . Consent by Franchisor to a transfer of the franchise shall not constitute or be interpreted as consent for any future transfer thereof.

                    (5) The term of said agreements required pursuant to Paragraph XVII.B.2.(3) shall be for the unexpired term of this Agreement and for any extensions or renewals as provided herein.

                    (6)     If transferee is a corporation:

                         aa.     Each stock certificate of the transferee
corporation shall have conspicuously endorsed upon it a statement that it is held subject to, and that further assignment or transfer thereof is subject to, all restrictions imposed upon assignments by this Agreement; and

                         bb.     No new shares of common or preferred voting
stock in the transferee corporation shall be issued to any person, partnership, trust, foundation, or corporation without obtaining Franchisor's prior written consent, and then only upon disclosure of the terms and conditions contained herein being made to the prospective new holders of the stock; and

                         cc.     All shareholders of the transferee
corporation shall enter into a written agreement, in a form satisfactory to Franchisor, jointly and severally guaranteeing full payment and the performance of the transferee corporation of all obligations under this Agreement.

                    (7) All accrued money obligations of Franchisee to Franchisee's suppliers, Franchisor, its affiliates or assignees, shall be satisfied prior to assignment or transfer, and Franchisee shall not be in default under the terms of this Agreement.

                    (8) Franchisee, prior to the transfer, shall execute a general release, in a form prescribed by Franchisor, of any and all existing claims against Franchisor and its affiliates, if any, and their respective officers, directors, agents and employees, except such claims as are not permitted to be waived under applicable law.

          3. Franchisee shall have fully paid and satisfied all of Franchisee's obligations to Franchisor, and the transferee or Franchisee shall have fully paid to Franchisor a non-refundable transfer fee equal to one-half (1/2) the then-current initial franchise fee charged by Franchisor, for start-up franchises, at the time of the transfer, for the training, supervision, administrative costs, overhead, counsel fees, accounting and other expenses incurred by Franchisor in connection with the transfer. This transfer fee does not apply to an assignment of interest to a corporation under Paragraph XVIII.B.2.a of this Agreement.

          4. No sale, assignment, transfer, conveyance, encumbrance, or gift of any interest in this Agreement or in the franchise granted thereby, shall relieve Franchisee and the shareholders or partners participating in any transfer, of the obligations of the covenants contained in Paragraph XV., except where Franchisor shall expressly authorize in writing.

     C. Franchisee must give Franchisor ninety (90) days written notice prior to any sale or assignment by Franchisee. The purpose of this Paragraph is to enable Franchisor to comply with any applicable state or federal franchise disclosure laws.

     D. Franchisee must promptly ("promptly" herein defined as within fifteen (15) days of receipt of an offer to buy) give Franchisor written notice whenever Franchisee has received an offer to buy Franchisee's franchise. Franchisee must also give Franchisor written notice simultaneously with any offer to sell the franchise made by, for, or on behalf of Franchisee. The purpose of this Paragraph is to enable Franchisor to comply with any applicable state or federal franchise disclosure laws or rules.

     E. Franchisee shall not, without prior written consent of Franchisor, place in, on or upon the location of the Franchised Business, or in any communication media, any form of advertising relating to the sale of the Franchised Business or the rights granted hereunder.

XIX.     DEATH OR INCAPACITY OF FRANCHISEE

     A. In the event of the death or incapacity of an individual Franchisee, or any partner of a Franchisee which is a partnership or any shareholder owning fifty percent (50%) of more of the capital stock of a Franchisee which is a corporation, the heirs, beneficiaries, devisees, or legal representatives of said individual, partner or shareholders shall, within one hundred eighty (180) days of such event:

          1. Apply to Franchisor for the right to continue to operate the franchise for the duration of the term of this Agreement and any renewals hereof, which right shall be granted upon the fulfillment of all of the conditions set forth in Paragraph XVII.B.2.b of this Agreement (except that no transfer fee shall be required); or

          2. Sell, assign, transfer, or convey Franchisee's interest in compliance with the provisions of Paragraphs XVIII.B. and XX. of this Agreement; provided, however, in the event a proper and timely application for the right to continue to operate has been made and rejected, the one hundred eighty (180) days to sell, assign, transfer or convey shall be computed from the date of said rejection. For purposes of this Paragraph, Franchisor's silence on an application through the one hundred and eighty (180) days following the event of death or incapacity shall be deemed a rejection made on the last day of such period.

     B. In the event of the death or incapacity of an individual Franchisee, or any partner or shareholder of a Franchisee which is a partnership or corporation, where the aforesaid provisions of Paragraph XVIII have not been fulfilled within the time provided, all rights franchised to Franchisee under this Agreement shall, at the option of Franchisor, terminate forthwith and Franchisor shall have the option to purchase the assets of Franchised Business in accordance with Paragraph XVII.J. of this Agreement.

XX.     RIGHT OF FIRST REFUSAL

     If Franchisee or its owners propose to sell the Franchised Business (or its assets) or part or all of the ownership of Franchisee, Franchisee or its owners shall obtain and deliver a bona fide, executed written offer to purchase same to Franchisor, which shall, for a period of fifteen (15) days from the date of delivery of such offer, have the right, exercisable by written notice to Franchisee or its owners, to purchase the Franchised Business (or its assets) or such ownership for the price and on the terms and conditions contained in such offer, provided that Franchisor may substitute cash for any form of payment proposed in such offer. If Franchisor does not exercise this right of first refusal, the offer may be accepted by Franchisee or its owners, subject to the prior written approval of Franchisor, as provided in Paragraph XVIII hereof, provided that if such offer is not so accepted within six (6) months of the date thereof, Franchisor shall again have the right of first refusal herein described. Should a transfer Franchisee assume the rights and obligations under this Agreement, such transferee Franchisee shall likewise by subject to Franchisor's right of first refusal under terms and conditions as set forth herein.

XXI.     OPERATION IN THE EVENT OF ABSENCE, DISABILITY OR DEATH

     In order to prevent any interruption of the Franchised Business which would cause harm to said business and thereby depreciate the value thereof, Franchisee authorizes Franchisor, in the event that Franchisee is absent or incapacitated by reason of illness or death and is not, therefore, in the sole judgement of Franchisor, able to operate the Franchised Business, to operate said business for so long as Franchisor deems necessary and practical, and without waiver of any other rights or remedies Franchisor may have under this Agreement. Nothing contained herein shall create an obligation on the part of Franchisor, nor shall Franchisor's operation of the Franchised Business create an obligation on the part of Franchisor to so operate the Franchised Business. All monies from the operation of the business during such period of operation by Franchisor shall be kept in a separate account and the expenses of the business, including reasonable compensation and expenses for Franchisor's representative, shall be charged to said account.

XXII.     INDEPENDENT CONTRACTOR AND INDEMNIFICATION

     A. This Agreement does not create a fiduciary relationship between the parties, nor does it constitute Franchisee as an agent, legal representative, joint venturer, partner, employee, or servant of Franchisor for any purpose whatsoever; and it is understood between the parties hereto that Franchisee shall be an independent contractor and is in no way authorized to make any contract, agreement, warranty or representation on behalf of Franchisor, or to create any obligation, express or implied, on behalf of Franchisor.

     B. During the term of this Agreement and any extension hereof, Franchisee shall hold itself out to the public as an independent contractor operating the business pursuant to a franchise from Franchisor. Franchisee shall take such affirmative action as may be necessary to do so, including, without limitation, exhibiting a notice of that fact in a conspicuous place on the Franchised Premises, the content of which Franchisor reserves the right to specify.

     C. Franchisee shall defend at his own cost and indemnify and hold harmless Franchisor, its affiliates, shareholders, directors, officers, employees and agents, from and against any and all claims demands, losses, costs, legal actions, judgements, awards, expenses (including, without limitation, reasonable accountants', attorneys', and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses), damages and liabilities, however, caused, resulting directly or indirectly from or pertaining to the use, condition, or construction, equipping, decorating, maintenance or operation of the Franchised Business, including the sale of any products, service or merchandise sold from the Franchised Business. Such loss, claims, costs, expenses, damages and liabilities shall include, without limitation, those arising from latent or other defects in the Franchised Business, whether or not discoverable by Franchisor, and those arising from the death or injury to any person or arising from damage to the property of Franchisee or Franchisor, their agents or employees, or any third person, firm or corporation, whether or not such losses, claims, costs, expenses, damages, or liabilities were actually or allegedly caused wholly or in part through the active or passive negligence of Franchisor or any of its agents or employees or resulted from any strict liability imposed on Franchisor or any of its agents or employees. All such indemnification shall survive the termination of this Agreement.

     D. Franchisor shall not, by virtue of any approvals, advice or services provided to Franchisee, assume responsibility or liability to Franchisee or any third parties to which Franchisor would not otherwise be subject.

XXIII.     NON-WAIVER

     No failure of Franchisor to exercise any power reserved to it hereunder, or to insist upon strict compliance by Franchisee with any obligation or condition hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of Franchisor's right to demand exact compliance with the terms hereof. Waiver by Franchisor of any particular default by Franchisee shall not be binding unless in writing and executed by the party sought to be charged and shall not affect or impair Franchisor's right with respect to any subsequent default of the same or of a different nature; nor shall any delay, waiver, forbearance, or omission of Franchisor to exercise any power or rights arising out of any breach or default by Franchisee of any of the terms, provisions, or covenants hereof, affect or impair Franchisor's rights nor shall such constitute a waiver by Franchisor of any right hereunder of the right to declare any subsequent breach or default. Subsequent acceptance by Franchisor of any payment(s) due to it hereunder shall not be deemed to be a waiver by Franchisor of any preceding breach by Franchisee of any terms, covenants or conditions of this Agreement.

XXIV.     NOTICE

     Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by certified mail, return receipt requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

     Notices to Franchisor:     EASYRIDERS FRANCHISING, INC.
                                5055 Chesebro Road
                                Agoura Hill, California 91301


     Copy to:
                                ----------------------------------------------
                                ----------------------------------------------
                                ----------------------------------------------

     Notices to Franchisee:     New Riders Ltd.
                                ----------------------------------------------
                                Leon Hatcher
                                ----------------------------------------------
                                105 W. Dakota St. Suite 108
                                ----------------------------------------------
                                Clovis, CA 93612
                                ----------------------------------------------
     Copies to:
                                ----------------------------------------------
                                ----------------------------------------------
                                ----------------------------------------------

Any notice by certified mail shall be deemed to have been given at the date and time of mailing.

XXV.     COST OF ENFORCEMENT OR DEFENSE

     In the event that either party to this Agreement is required to employ legal counsel or to incur other expenses to enforce any obligation of the second party hereunder, or to defend against any claim, demand, action, or proceeding by reason of the second party's failure to perform any obligation imposed upon the second party by this Agreement, and provided that legal action is filed and such action or the settlement thereof establishes the second party's default hereunder, then the first party shall be entitled to recover from the second party the amount of all reasonable attorney's fees of such counsel and all other expenses incurred in enforcing such obligation or in defending against such claim, demand, action or proceeding, whether incurred prior to, or in preparation for, or in contemplation of the filing of such action or thereafter. Nothing contained in this Paragraph shall relate to arbitration proceedings pursuant to this Agreement.

XXVI.     ENTIRE AGREEMENT

     This Agreement, and Exhibit attached hereto, and the documents referred to herein, shall be construed together and constitute the entire, full and complete agreement between Franchisor and Franchisee concerning the subject matter hereof, and supersede all prior agreements. No other representation has induced Franchisee to execute this Agreement, and there are no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein, which are of any force or effect with reference to this Agreement or otherwise. No amendment, change or variance from this Agreement shall be binding on either party unless executed in writing by both parties.

XXVII.     SEVERABILITY AND CONSTRUCTION

     A. Each Paragraph, part, term and/or provision of this Agreement shall be considered severable, and if, for any reason, any Paragraph, part, term and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation, such shall not impair the operation of or affect the remaining portions, sections, parts, terms and/or provisions of this Agreement, and the latter will continue to be given full force and effect and bind the parties hereto; and said invalid sections, parts, terms and/or provisions shall be deemed not part of this Agreement.

     B. Anything to the contrary herein notwithstanding, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Franchisor or Franchisee and such of their respective successors and assigns as may be contemplated by this Agreement, any rights or remedies under or by reason of this Agreement.

     C. Franchisee shall be bound by an promise or covenant imposing the maximum duty permitted by law which is contained within the terms of any provision hereof, as though it were separately stated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which Franchisor is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

     D. All captions herein are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

     E. This Agreement may be executed in triplicate, and each copy so executed shall be deemed an original.

     F. The recitals set forth in this Agreement are specifically incorporated into the terms of this Agreement and hereby constitute a part thereof.

XXVIII.     APPLICABLE LAW

     A. THIS AGREEMENT TAKES EFFECT UPON ITS ACCEPTANCE AND EXECUTION BY FRANCHISOR IN CALIFORNIA; AND SHALL BE INTERPRETED AND CONSTRUED UNDER THE LAWS THEREOF, WHICH LAWS SHALL PREVAIL IN THE EVENT OF ANY CONFLICT OF LAW, EXCEPT TO THE EXTENT GOVERNED BY THE UNITED STATES TRADEMARK ACT OF 1946 (LANHAM ACT, 15, U.S.C. SECTIONS 1051 ET SEQ), THE UNITED STATES COPYRIGHT ACT OF 1976, AS AMENDED, AND THE UNITED STATES PATENT ACT OF 1952, AS AMENDED.

     B. FRANCHISEE ACKNOWLEDGES THAT THIS AGREEMENT IS ENTERED INTO IN LOS ANGELES COUNTY, CALIFORNIA AND THAT ANY ACTION SOUGHT TO BE BROUGHT BY EITHER PARTY, EXCEPT THOSE CLAIMS REQUIRED TO BE SUBMITTED TO ARBITRATION SHALL BE BROUGHT IN THE APPROPRIATE STATE OR FEDERAL COURT IN CALIFORNIA WITH JURISDICTION OVER THE MATTER, AND THE PARTIES DO HEREBY WAIVE ALL QUESTIONS OF PERSONAL JURISDICTION OR VENUE FOR THE PURPOSES OF CARRYING OUT THIS PROVISION.

     C. NO RIGHT OR REMEDY CONFERRED UPON OR RESERVED TO FRANCHISOR OR FRANCHISEE BY THIS AGREEMENT IS INTENDED TO BE, NOR SHALL BE DEEMED, EXCLUSIVE OF ANY OTHER RIGHT OR REMEDY HEREIN OR BY LAW OR EQUITY PROVIDED OR PERMITTED, BUT EACH SHALL BE CUMULATIVE OF EVERY OTHER RIGHT OR REMEDY.

     D. NOTHING HEREIN CONTAINED SHALL BAR FRANCHISOR'S RIGHT TO OBTAIN INJUNCTIVE RELIEF AGAINST THREATENED CONDUCT THAT WILL CAUSE IT LOSS OR DAMAGES, UNDER THE USUAL EQUITY RULES, INCLUDING THE APPLICABLE RULES FOR OBTAINING RESTRAINING ORDERS AND PRELIMINARY INJUNCTIONS.

XXIX.     ARBITRATION

     A. Any monetary claim arising out of or relating to this Agreement, or any breach thereof, and any controversy regarding the establishment of the fair market value of leasehold improvements and other Franchised Business assets pursuant to Paragraph XVII.J. hereof, shall be submitted to arbitration in Los Angeles County, California, in accordance with the rules of the American Arbitration Association and judgement upon the award may be entered in any court having jurisdiction thereof. Nothing contained herein shall, however, be construed to limit or to preclude Franchisor from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as Franchisor deems to be necessary or appropriate to compel Franchisee to comply with his obligations hereunder or to protect the Marks or other property rights of Franchisor. In addition, nothing contained herein shall be construed to limit or to preclude Franchisor from joining with any action for injunctive or provisional relief all monetary claims that Franchisor may have against Franchisee which arise out of the acts or omissions to act giving rise to the action for injunctive or provisional relief. This arbitration provision shall be deemed to be self-executing and in the event that Franchisee fails to appear any properly noticed arbitration proceeding, award may be entered against Franchisee notwithstanding his failure to appear.

     B. Nothing herein contained shall bar the right of either party to seek and obtain temporary injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, pending completion of the arbitration.

     C. It is the intent of the parties that any arbitration between Franchisor and Franchisee shall be of Franchisee's individual claim and that the claim subject to arbitration shall not be arbitrated on a classwide basis.

XXX.     "FRANCHISEE" DEFINED AND GUARANTY

     As used in this Agreement, the term "Franchisee" shall include all persons who succeed to the interest of the original Franchisee by permitted transfer or operation of law and shall be deemed to include not only the individual or entity defined as "Franchisee" in the introductory paragraph of this Agreement but shall also include all partners of the entity that executes this Agreement, in the event said entity is a partnership, and all shareholders, officers and directors of the entity that executes this Agreement, in the event said entity is a corporation. By the signatures hereto, all partners, shareholders, officers and directors of the entity that signs this Agreement as Franchisee acknowledges and accepts the duties and obligations imposed upon each of them, individually, by the terms of this Agreement. All partners of the entity that executes this Agreement, in the event said entity is a partnership and all shareholders, officers and directors of the entity that executed this Agreement, in the event said entity is a corporation, shall execute the Guaranty and Assumption of Obligations attached hereto as Exhibit A and made a part hereof.

XXI.     FORCE MAJEURE

     Whenever a period of time is provided in this Agreement for either party to do or perform any act or thing, except the payment of monies, neither party shall be liable or responsible for any delays due to strikes, lockouts, casualties, acts of God, war, governmental regulation or control or other causes beyond the reasonable control of the parties, and in any event said time period for the performance of an obligation hereunder shall be extended for the amount of time of the delay. This clause shall not apply or not result in an extension of the term of this Agreement.

XXXII.     CAVEAT

     The success of the business venture contemplated to be undertaken by Franchisee by virtue of this Agreement is speculative and depends, to a large extent, upon the ability of Franchisee as an independent businessman, and his active participation in the daily affairs of the business as well as other factors. Franchisor does not make any representation or warranty express or implied as to the potential success of the business venture contemplated hereby.

XXXIII.     ACKNOWLEDGMENTS

     A. Franchisee represents and acknowledges that it has received, read and understood this Agreement and Franchisor's Uniform Franchise Offering Circular; and that Franchisor has fully and adequately explained the provisions of each to Franchisee's satisfaction; and that Franchisor has accorded Franchisee ample time and opportunity to consult with advisors of its own choosing about the potential benefits and risks of entering into this Agreement.

     B. Franchisee acknowledges that it has received a copy of this Agreement and the attachments thereto, at least five (5) business days prior to the date on which this Agreement was executed. Franchisee further acknowledges that Franchisee has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures, at least (10) business days prior to the date on which this Agreement was executed.

     C. Franchisee has been advised to consult with its own advisors with respect to the legal, financial and other aspect of this Agreement, the business franchised hereby, and the prospects for that business. Franchisee has either consulted with such advisors or has deliberately declined to do so.

     D. The covenants not to compete set forth in this Agreement are fair and reasonable and will not impose any undue hardship on Franchisee, since Franchisee has other considerable skills, experience and education which afford Franchisee the opportunity to derive income from other endeavors.

     E. Franchisee affirms that all information set forth in any and all applications, financial statements and submissions to Franchisor is true, complete and accurate in all respects, with Franchisee expressly acknowledging that Franchisor is relying upon the truthfulness, completeness and accuracy of such information.

     F. Franchisee has conducted an independent investigation of the business contemplated by this Agreement and recognizes that, like any other business, an investment in a EASYRIDERS Franchised Business involves business risks and that the success of the venture is primarily dependent upon the business abilities and efforts of Franchisee.

     G. Franchisee hereby consents and agrees that any disputes arising between Franchisor and Franchisee be submitted to arbitration as provided in Paragraph XXIX.A. of this Agreement.

     H. FRANCHISEE UNDERSTANDS AND ACKNOWLEDGES THAT ALL REPRESENTATIONS OF FACT CONTAINED HEREIN ARE MADE SOLELY BY FRANCHISOR. ALL DOCUMENTS, INCLUDING FRANCHISOR'S FRANCHISE AGREEMENT AND UNIFORM FRANCHISE OFFERING CIRCULAR AND ALL EXHIBITS THERETO, HAVE BEEN PREPARED SOLELY IN RELIANCE UPON REPRESENTATIONS MADE AND INFORMATION PROVIDED BY FRANCHISOR, ITS OFFICERS AND DIRECTORS. FRANCHISEE FURTHER AGREES TO INDEMNIFY AND HOLD HARMLESS THE PREPARER OF ANY AND ALL SUCH FRANCHISE AGREEMENTS, OFFERING CIRCULARS AND EXHIBITS THERETO FROM ANY AND ALL LOSS, COSTS, EXPENSES, (INCLUDING ATTORNEYS'
FEES), DAMAGES AND LIABILITIES RESULTING FROM ANY REPRESENTATIONS AND/OR CLAIMS MADE BY FRANCHISOR IN SUCH DOCUMENTS.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed, sealed and delivered this Agreement in triplicate the day and year first above written.








ATTEST:                                   EASYRIDERS FRANCHISING, INC.


/s/ Signature illegible                   By: /s/Laina Sullivan
------------------------------               ---------------------------------




ATTEST/WITNESS:                           FRANCHISEE:



/s/ Signature illegible                   By: /s/ Leon Hatcher
-------------------------------              ---------------------------------


-------------------------------              -------------------------------


                            EXHIBIT A

              GUARANTY AND ASSUMPTION OF OBLIGATIONS

    THIS GUARANTY AND ASSUMPTION OF OBLIGATIONS is given this 4 day of Jan. 1997, by Newriders, Inc., a Nevada corporation.

     In consideration of, and as an inducement to, the execution of that certain Franchise Agreement of even date herewith ("Agreement") by EASYRIDERS FRANCHISING, INC. ("Franchisor"), each of the undersigned hereby personally and unconditionally (1) guarantees to Franchisor, and its successors and assigns, for the term of the Agreement and thereafter as provided in the Agreement, that HE ("Franchisee") shall punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement; and (2) shall be personally bound by, and personally liable for the breach of each and every provision in the Agreement, both monetary obligations and obligations to take or refrain from taking specific actions or to engage or refrain from engaging in specific activities. Each of the undersigned waives: (1) acceptance and notice of acceptance by Franchisor of the foregoing undertakings; (2) notice of demand for payment of any indebtedness or non-performance of any obligations hereby guaranteed; (3) protest and notice of default to any party with respect to the indebtedness or non-performance of any obligations hereby guaranteed; (4) any right he may have to require that an action be brought against Franchisee or any other person as a condition of liability; and (5) any and all other notices and legal or equitable defenses to which he may be entitled.

Each of the undersigned consents and agrees that: (1) his direct and immediate liability under this guaranty shall be joint and several; (2) he shall render any payment or performance required under the Agreement upon demand if Franchisee falls or refuses punctually to do so; (3) such liability shall not be contingent or conditioned upon pursuit by Franchisor of any remedies against Franchisee or any other person; and (4) such liability shall not be diminished, relieved or otherwise affected by any extension of time, credit or other indulgence which Franchisor may from time to time grant to Franchisee or to any other person, including without limitation the acceptance of any partial payment or performance, or the compromise or release of any claims, none of which shall in any way modify or amend this guaranty, which shall be continuing and Irrevocable during the term of the Agreement.

IN WITNESS WHEREOF, each of the undersigned has hereunto affixed his signature on the same day and year as the Agreement was executed.

GUARANTOR(S)                        PERCENTAGE OF OWNERSHIP IN FRANCHISEE

Newriders, Inc.                     100 %
_______________________             _____________________%
_______________________             _____________________%
_______________________             _____________________%
_______________________             _____________________%

                            EXHIBIT B

                     REFUNDS AND CANCELLATION

     This entire contract is further conditioned upon Franchisor's evaluation of the personal abilities, aptitudes and financial qualifications of Franchisee, and Franchisee's manager, if applicable. In accordance therewith, Franchisee, and, Franchisee's manager, if applicable, shall submit all data requested and Franchisor shall have a reasonable time, not to exceed fifteen
(15) business days after submission of all data, to prepare its evaluations. If, for any reason, Franchisor elects to cancel this Agreement after the aforesaid evaluations, he shall notify Franchisee in writing of the cancellation within fifteen (15) days of Franchisor's receipt of the above data. Said notice shall be accompanied by a refund to Franchisee of monies paid to Franchisor under the terms of this Agreement less the amount stated below, and the notice and refund shall cause an automatic cancellation of this Agreement without further notice.

     In the event of a cancellation of this Agreement as set forth above, Franchisor shall be entitled to a reasonable fee for its evaluation of Franchisee and related preparatory work performed and expenses actually incurred, but not to exceed the sum of FIVE HUNDRED Dollars ($500.00). If Franchisee has paid franchise fees in excess of the amount owed to Franchisor for Franchisor's evaluation, Franchisor shall return such excess amount to Franchisee and Franchisor shall be fully and forever released from any claims or causes of action the Franchisee may have under or pursuant to the Franchise Agreement.

                                     EASYRIDERS FRANCHISING, INC.
                                     By: Laina Sullivan
ATTEST: /s/ <signature illegible>    Title: V.P. Franchising
        -------------------------    Date:

                                     FRANCHISEE
                                     By: Leon Hatcher
ATTEST: /s/ <signature illegible>    Title: Chairman of the Board
        -------------------------    Date: Jan 4, 1997

                            EXHIBIT C

                      MAP OF DESIGNATED AREA